ASSET PURCHASE AGREEMENT
                                      AMONG
                             FORT JAMES CORPORATION,
                             ACX TECHNOLOGIES, INC.
                                       AND
                          GRAPHIC PACKAGING CORPORATION




                           Dated as of April 25, 1999

                                      -iv-
                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

   1.1        Definitions..................................................   1


                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

   2.1        Purchase and Sale.............................................   7
   2.2        Excluded Assets...............................................   8
   2.3        Assumed Liabilities; Excluded Liabilities.....................   8


                                   ARTICLE III
                   PURCHASE PRICE, WORKING CAPITAL ADJUSTMENT

   3.1        Purchase Price................................................  10
   3.2        Working Capital Adjustment....................................  10
   3.3        Additional Payments...........................................  11


                                   ARTICLE IV
                               RELATED AGREEMENTS

   4.1        Related Agreements............................................  12


                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF FORT JAMES

   5.1        Organization; Qualification...................................  13
   5.2        Authority Relative to this Agreement and the Related Agreements 13
   5.3        Consents and Approvals......................................... 13
   5.4        Non-Contravention.............................................  13
   5.5        Compliance with Laws..........................................  14
   5.6        Environmental Matters.........................................  14
   5.7        Licenses and Permits..........................................  14
   5.8        Financial Statements..........................................  15
   5.9        Litigation....................................................  15
   5.10       Title to Properties............................................ 15
   5.11       Leases......................................................... 15
   5.12       Intellectual Property.......................................... 16
   5.13       Listed Contracts..............................................  17
   5.14       Labor Matters.................................................  17
   5.15       Employee Benefit Plans......................................... 18
   5.16       Conduct of Business and Management of Assets................... 19
   5.17       Finders.......................................................  20
   5.18       Sufficiency of Assets.........................................  20
   5.19       Customers.....................................................  20


                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

   6.1        Organization; Qualification...................................  21
   6.2        Authority Relative to this Agreement and the Related Agreements.21
   6.3        Non-Contravention...............................................21
   6.4        Consents and Approvals..........................................21
   6.5        Litigation......................................................21
   6.6        Availability of Funds...........................................22
   6.7        Finders.........................................................22


                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

   7.1        Conduct of Business and Management of Assets....................22
   7.2        Forbearances by Fort James......................................22
   7.3        Mail Received After Closing.....................................23
   7.4        Retention of Books and Records..................................23
   7.5        Expenses........................................................24
   7.6        Confidentiality.................................................24
   7.7        Public Announcements............................................25
   7.8        Efforts to Consummate...........................................25
   7.9        Further Assurances..............................................25
   7.10       Use of Fort James Name..........................................25
   7.11       No Solicitation of Employees....................................26
   7.12       Antitrust Filings...............................................26
   7.13       Title Matters...................................................27
   7.14       Tax Matters.....................................................28
   7.15       Access to Assets and Business Employees.........................28
   7.16       Substitute Letters of Credit; Guarantees........................28
   7.17       Consents and Approvals..........................................28
   7.18       Negotiations....................................................29
   7.19       Audited Financial Statements....................................29
   7.20       Year 2000 Compliance Program....................................29


                                  ARTICLE VIII
                 BUSINESS EMPLOYEE AND EMPLOYEE BENEFIT MATTERS

   8.1        Business Employees..............................................29
   8.2        Employment......................................................30
   8.3        Employee Benefits...............................................30
   8.4        Assumption of Liabilities.......................................32
   8.5        Collective Bargaining Agreements................................32
   8.6        Pension Plan for Salaried Business Employees....................33
   8.7        401(k) Plan.....................................................33
   8.8        Pension Plan For Hourly Buiness Employees.......................34
   8.9        Worker's Compensation...........................................37
   8.10       Vacation Pay....................................................37
   8.11       Welfare Plans...................................................37
   8.12       Plant Closing Laws..............................................37


                                   ARTICLE IX
                       CONDITIONS TO OBLIGATIONS OF BUYER

   9.1        Representations and Warranties..................................38
   9.2        Performance of this Agreement...................................38
   9.3        Proceedings.....................................................38
   9.4        Consents and Approvals..........................................38
   9.5        Injunction, Litigation, etc.....................................38
   9.6        Legislation.....................................................38
   9.7        Related Agreements..............................................38
   9.8        Material Adverse Change.........................................38
   9.9        Opinion of Counsel for Fort James...............................39
   9.10       Officer's Certificate...........................................39
   9.11       Audited Financial Statements....................................39


                                    ARTICLE X
                     CONDITIONS TO OBLIGATIONS OF FORT JAMES

   10.1       Representations and Warranties..................................39
   10.2       Performance of this Agreement...................................39
   10.3       Proceedings.....................................................39
   10.4       Consents and Approvals..........................................39
   10.5       Injunction, Litigation, etc.....................................39
   10.6       Legislation.....................................................40
   10.7       Related Agreements..............................................40
   10.8       Officer's Certificate...........................................40


                                   ARTICLE XI
                  DELIVERIES, ETC., IN CONNECTION WITH CLOSING

   11.1       Time and Place of Closing.......................................40
   11.2       Deliveries by Fort James........................................40
   11.3       Deliveries by Buyer.............................................41
   11.4       Deliveries of Related Agreements................................41


                                   ARTICLE XII
                                 INDEMNIFICATION

   12.1       Indemnification by Fort James...................................41
   12.2       Indemnification by Buyer........................................43
   12.3       Article  VIII Rights and Obligations Excluded...................43
   12.4       Survival Date...................................................43
   12.5       Definition of Loss..............................................44
   12.6       Third Party Claims..............................................44
   12.7       Subrogation Rights; No Duplication..............................45


                                  ARTICLE XIII
                        TERMINATION, AMENDMENT AND WAIVER

   13.1       Termination.....................................................45
   13.2       Effect of Termination...........................................46
   13.3       Amendment.......................................................46
   13.4       Extension; Waiver...............................................46


                                   ARTICLE XIV
                               GENERAL PROVISIONS

   14.1       Notices.........................................................46
   14.2       Interpretation..................................................47
   14.3       Counterparts....................................................47
   14.4       Miscellaneous...................................................47
   14.5       Third Party Beneficiaries.......................................48

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of April 25, 1999, is made among FORT JAMES CORPORATION, a Virginia corporation ("Fort
James"), ACX TECHNOLOGIES, INC., a Colorado corporation ("ACX") and GRAPHIC PACKAGING CORPORATION, a Delaware corporation ("GPC," and together with ACX, "Buyer").

                                    RECITALS

         WHEREAS, Fort James desires to sell, or cause its Subsidiaries to sell, the assets described herein and Buyer desires to purchase such assets, for the consideration hereinafter set forth, including the assumption of certain liabilities.

         NOW   THEREFORE,   in   consideration   of  the   foregoing   and   the
representations, warranties, and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 Definitions. As used herein, the following terms have the following meanings:

         "accumulated funding deficiency" has the meaning  set forth in  Section
          5.15(d).

         "Affiliate," with respect to any party, means a party, person or entity that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such party, whether through the ownership of voting securities, by contract or otherwise; provided, that with respect to Buyer, Affiliate shall not include Coors Brewing Company, Adolph Coors Company and their respective affiliates except ACX and its direct and indirect subsidiaries.

          "Agreement" has the meaning set forth in the introductory paragraph hereof.

         "Allocation Schedule" has the meaning set forth in Section 7.14(b).

         "Antitrust  Laws" means the Sherman Act, the Clayton Act, the Antitrust
          Improvements Act, the Federal Trade Commission Act, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         "Applicable Percentage" has the meaning set forth in Section 12.1(c).

         "Assets" has the meaning set forth in Section 2.1.

         "Asset Transfer Date" has the meaning set forth in Section 8.8(g).

         "Assumed Collective Bargaining Agreements" has the meaning set forth in Section 8.5(a).

         "Assumed Liabilities" has the meaning set forth in Section 2.3(a).

         "Authority" means any national, federal, state or local governmental, judicial or regulatory agency or authority within or outside the United States.

         "Basket" has the meaning set forth in Section 12.1(b).

         "Business"  means the business  customarily  operated by the  packaging business of Fort James with respect to the products manufactured at the Transferred Sites. For purposes of clarity, it is understood that the "Business" excludes (i) the business operated in the St. Mary's, Georgia and Naheola, Alabama facilities and (ii) the land and buildings located in Redmond, Washington and Chambersburg, Pennsylvania.

         "Business Employees" has the meaning set forth in Section 8.1.

         "Business Intellectual Property" has the meaning  set forth in  Section
          2.1(d).

         "Buyer" has the meaning set forth in the introductory paragraph hereof.

         "Buyer's DC Plan" has the meaning set forth in Section 8.7(a).

         "Buyer FSA Plan" has the meaning set forth in Section 8.3(e).

         "Buyer's Pension Plan" has the meaning set forth in Section 8.8(a).

         "Buyer's Pension Trust" has the meaning set forth in Section 8.8(d).

         "Cap" has the meaning set forth in Section 12.1(b).

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act codified at 42 U.S.C. ss. 9601 et seq. (including the amendments made by the Superfund Amendments and Reauthorization Act of 1986).

         "Closing" has the meaning set forth in Section 11.1.

         "Closing Balance Sheet" has the meaning set forth in Section 3.2(a).

         "Closing Date" has the meaning set forth in Section 11.1.

         "Closing Working Capital" has the meaning set forth in Section 3.2(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" has the meaning set forth in Section 7.6.

         "Disputed Items" has the meaning set forth in Section 3.2(b).

         "Employee Plans" has the meaning set forth in Section 5.15(a).

         "Environmental Accrual Date" has the meaning set forth in Section
          12.1(c).

         "Environmental   Condition"   means  any  condition   existing  at  any
          Transferred Site that relates to(i)the emission, discharge, disposal, release or threatened release of any Hazardous Substance into the environment, (ii) the treatment, storage, recycling or other handling of and Hazardous Substance, or (iii) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace or on any of the Transferred Sites.

         "Environmental  Laws" means  Environmental  Statutes and any common law
          governing   the   contamination,   pollution  or   protection  of  the
          environment or allocating liabilities in respect thereof.

         "Environmental  Statutes"  means federal,  state and local statutes and regulations promulgated thereunder intended to provide protection for public health and the environment, including, without limitation, the Clean Air Act, the Clean Water Act, CERCLA, the Solid Waste Disposal Act (including the Resource Conservation and Recovery Act), the Toxic Substances Control Act, their state statutory and regulatory counterparts and other substantially similar foreign statutes and regulations.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA   Affiliate"   means  any  member  of  a  controlled   group  of
          corporations, any member of a group of trades or businesses under common control, or any member of an affiliated service group with Fort James within the meaning of Section 414(b), (c), (m), or (o) of the Code, or Section 4001(a)(14) of ERISA.

         "Excluded Assets" has the meaning set forth in Section 2.2.

         "Excluded Liabilities" has the meaning set forth in Section 2.3(b).

         "Filed Business Intellectual Property" means trade names, trademarks and service marks, together with the associated goodwill, letters patent, copyrights, design registrations and inventor certificates as well as applications, registrations, and certificates for any of the foregoing or any other intellectual property which is used exclusively in, or applicable exclusively to, the Business and embodied in a form which is filed or registered with any Authority.

         "Final Closing Working Capital" has the meaning set forth in Sections
          3.2(b) and 3.2(d).

         "FJ 401(k) Plan" has the meaning set forth in Section 8.7(a).

         "FJ FSA Plan" has the meaning set forth in Section 8.3(e).

         "FJ Group" means Fort James and all of its Subsidiaries.

         "FJ Pension Plan" has the meaning set forth in Section 8.8(a).

         "FJ's Pension Trust" has the meaning set forth in Section 8.8(d).

         "Fort James" has the meaning set forth in the introductory paragraph hereof.

         "Fort James Corporate Designations" has the meaning set forth in
          Section 7.10(a).

         "Fort James Material Adverse Effect" means a material adverse effect on the consolidated financial position or results of operations of the Business, taken as a whole, other than as a result of (i) changes in general economic conditions or general developments in the packaging industry or (ii) changes which result from the announcement or performance of this Agreement and the transactions contemplated hereby and compliance with the covenants set forth herein.

         "GAAP" means United States generally accepted accounting principles.

         "Hazardous Substance" means (i) any hazardous substance, extremely hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, or petroleum, crude oil or any fraction thereof

         "Hourly Business Employees" has the meaning set forth in Section
          8.2(b).

         "Indemnitee" has the meaning set forth in Section 12.4(a).

         "Indemnitor" has the meaning set forth in Section 12.4(a).

         "Inventory" has the meaning set forth in Section 2.1(c).

         "Knowledge of Fort James" means the actual knowledge of those officers and employees of Fort James listed on Schedule 1.1-A.

         "Large Brokers" has the meaning set forth in Section 5.19.

         "Large Customers" has the meaning set forth in Section 5.19.

         "Leased Assets" means any real property, improvements, equipment or other assets leased to a Person within the FJ Group and used solely in connection with the Business.

         "Leased Premises" means that real property leased by Fort James or any of its Subsidiaries, as lessee, and listed on Schedule 1.1-B.

         "Legal Action" has the meaning set forth in Section 12.5.

         "Lessee Lease" and "Lessee Leases" have the respective meanings set forth in Section 5.11.

         "Lessor Lease" and "Lessor Leases" have the respective meanings set forth in Section 5.11.

         "Liability" means any liability or obligation (whether known or unknown whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         "Listed Contract" has the meaning set forth in Section 5.13.

         "Losses" has the meaning set forth in Section 12.5.

         "Major Leases" has the meaning set forth in Section 5.11(b).

         "Major Leases Title Commitment" has the meaning set forth in Section
          7.13(a).

         "Major Leases Title Package" has the meaning set forth in Section
          7.13(b).

         "March Balance Sheet" means the unaudited balance sheet for the Business as of March 28, 1999, reflecting the Business as proposed to be transferred hereunder, previously delivered by Fort James to Buyer and included as Schedule 3.2(a) hereto.

         "Non-Filed Business Intellectual Property" means unpatented technology, inventions, trade secrets, processes, know-how, designs and formulae and unfiled trade names, trademarks and service marks, together with the associated goodwill, unregistered copyrights and other industrial or intellectual property which is used exclusively in, or applicable exclusively to, the Business and not filed or registered with an Authority.

         "Opening Working Capital" has the meaning set forth in Section 3.2(e).

         "P&L" has the meaning set forth in Section 5.8(b).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Exceptions" means (i) statutory liens for current taxes or assessments not yet due and payable or being contested in good faith;
          (ii) terms and conditions of any Lessor Leases; (iii) the current zoning and subdivision laws and regulations applicable to any Real Property; and (iv) such liens, imperfections in title, charges, easements, restrictions, encumbrances (including any of the foregoing shown by the surveys referred to in Section 7.13) as would not have a Fort James Material Adverse Effect.

         "Person"  means  an  individual,   partnership  (general  or  limited),
          corporation, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate or any other entity.

         "Pre-Closing Environmental Loss" has the meaning set forth in Section
          12.1(c).

         "Purchase Price" has the meaning set forth in Section 3.1.

         "Rate of Return" has the meaning set forth in Section 8.8(g).

         "Real Property" has the meaning set forth in Section 2.1(a).

         "Real Property Title Commitment" has the meaning set forth in Section
          7.13(a).

         "Real Property Title Package" has the meaning set forth in Section
          7.13(a).

         "Related Agreements" has the meaning set forth in Section 4.1.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

         "Remedial Actions" means actions required under Environmental Laws to clean up or to contain or otherwise to ameliorate or remedy any Environmental Condition, including but not limited to preventing a Release or threatened Release and performing studies, investigations and monitoring.

         "Representative" has the meaning set forth in Section 7.6.

         "Salaried Business Employees" has the meaning set forth in Section
          8.2(b).

         "section 411(d)(6) protected benefits" has the meaning set forth in
          Section 8.7(a).

         "Subsidiary,"  when  used  with  respect  to  any  Person,   means  any
          corporation or other business entity, whether or not incorporated, of which such Person holds, directly or indirectly, more than 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the Board of Directors, or other persons performing similar functions with respect to such entity.

         "Title Commitment" has the meaning set forth in Section 7.13(a).

         "Title Defect" has the meaning set forth in Section 7.13(a).

         "Transfer Amount" has the meaning set forth in Section 8.8(e).

         "Transfer Fees" has the meaning set forth in Section 7.5(b).

         "Transferred Employees" has the meaning set forth in Section 8.2(a).

         "Transferred Hourly Employees" has the meaning set forth in Section
          8.3(a).

         "Transferred Pension Participants" has the meaning setforth in Section
          8.8(a).

         "Transferred Salaried Employees" has the meaning set forth in Section
          8.3(a).

         "Transferred Sites" means the Real Property and the Leased Premises.

         "Transition Services Agreement" has the meaning set forth in Section
          4.1(b).

         "Window Period" has the meaning set forth in Section 8.3(a).


                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

2.1 Purchase and Sale. Fort James agrees to sell and to cause its Subsidiaries to sell, to Buyer and Buyer agrees to purchase from Fort James and its designated Subsidiaries at Closing all of the right, title and interest of Fort James or any Person within the FJ Group in and to the following assets, properties and rights other than the Excluded Assets (collectively, the "Assets"):

(a) the real property listed in Schedule 2.1(a) together with the buildings, fixtures and other improvements located thereon and the appurtenances thereto (the "Real Property");

(b) the machinery, equipment, furniture, vehicles, tools, supplies and other tangible personal property which (i) is ordinarily located on the Transferred Sites or (ii) is listed on the attached Schedule 2.1(b);

(c) the raw materials, work-in-process, finished goods, stores, supplies and spare parts which are located at the Transferred Sites or are in transit thereto or which are located elsewhere and relate solely to the Business (the "Inventory");

(d)  except to the  extent  specified  in  Schedule  5.12,  the  Filed  Business
Intellectual Property listed in Schedule 5.12, the Non-Filed Business Intellectual Property listed in Schedule 5.12, and licenses to Filed Business Intellectual Property and Non-Filed Business Intellectual Property listed in
Schedule 5.12 (such Filed Business Intellectual Property, such Non-Filed Business Intellectual Property, and such licenses thereto, collectively, the "Business Intellectual Property");

(e) all of the rights of every Person within the FJ Group under (i) the Listed Contracts, (ii) the Lessee Leases and (iii) all other contracts and commitments to the extent the same relate exclusively to the Business;

(f) to the extent assignable, all federal, state, local and foreign governmental licenses, permits, approvals and authorizations held by any Person within the FJ Group to the extent the same relate solely to the Business;

(g) all accounts receivable and notes receivable arising from the Business, including receivables from Transferred Employees;

(h) all property records, production records, engineering records, purchasing and sales records, personnel and payroll records for Transferred Employees, accounting records, customer and vendor lists and other records and files (including, but not limited to, any such records maintained in connection with any computer system, but subject to the provisions of any applicable Related Agreement) used exclusively in the Business; a co-ownership interest in any of the foregoing assets which are used only in part in the Business, but only to the extent of such use; and copies of the information relating to the Business contained in the computer files referred to in Section 2.2(d), but only to the extent such information relates to the Business; provided, however, that the transfer of the assets and properties referred to in this Section 2.1(h) that do not constitute indicia of title, may, at the option of Fort James, consist of transfer of true, correct and complete copies thereof;

(i) subject to the  provisions  of Section  7.10,  all purchase  orders,  forms, labels, stationery, shipping materials, catalogues, brochures, art work, photographs and advertising materials which relate solely to the Business or which are located at any Transferred Site;

(j) those categories of prepaid expenses and deferred charges created in the ordinary course of the Business which are listed on Schedule 2.1(j);

(k) all rights, choses in action and claims, known or unknown, matured or unmatured, accrued or contingent, against third parties arising solely out of the Business or the ownership or operation of the Assets; and

(l) Fort James' one-third interest in the Kalamazoo Valley Group Landfill Partnership.

2.2 Excluded Assets. The following assets (the "Excluded Assets") to the extent that, but for this sentence, they would constitute Assets, shall not be included in the Assets:

(a) all cash and cash equivalents, including cash on hand or in bank accounts, certificates of deposit, commercial paper and securities, except petty cash funds located at the Transferred Sites;

(b) all  prepaid  expenses  and  deferred  charges  other than  those  listed in
Schedule 2.1(j);

(c) the real property, improvements, equipment and all other assets to be leased from a member of the FJ Group pursuant to any Related Agreement, and any Leased Assets (other than the leasehold interest therein);

(d) all computer files which contain any records or lists relating to any business of the FJ Group other than the Business;

(e)      the excluded technology listed in Schedule 2.2(e);

(f)      all assets listed in Schedule 2.2(f); and

(g)      all prepaid insurance premiums.

2.3 Assumed Liabilities; Excluded Liabilities. (a) Except to the extent set forth in Section 2.3(b), Buyer shall assume, at the Closing, all Liabilities and obligations of any Person within the FJ Group to the extent such Liabilities and obligations relate exclusively to the Business or to the Assets (collectively, the "Assumed Liabilities"), including, without limitation, the following:

(i) the current liabilities related to the Business or the Assets, including, but not limited to, all accounts and trade payables, all Liabilities and all obligations accruable as a current liability on Fort James' financial statements at Closing to the extent such payables, liabilities and obligations are related exclusively to the Business or the Assets;

(ii) all Liabilities and obligations of any Person within the FJ Group with respect to goods or services delivered or to be delivered to customers of the Business arising from orders placed prior to or following the Closing;

(iii) all Liabilities and obligations of any Person within the FJ Group under the Listed Contracts, the Lessee Leases and any other contract, commitment, license, permit, approval, authorization or other agreement or arrangement constituting part of the Assets under Section 2.1(e);

(iv) all Liabilities and obligations of any Person within the FJ Group existing at Closing and relating to Business Employees and employee benefits for Business Employees, except to the extent such liabilities and obligations are specifically retained by the FJ Group pursuant to
         Article VIII;

(v) subject to Section 12.1(c) hereof, all Liabilities and obligations under Environmental Laws of any Person within the FJ Group (including, without limitation, any obligation to conduct or to pay for any Remedial Action for any Environmental Condition or any obligation to correct or to pay a penalty for failure to comply with Environmental Statutes), in connection with facts, events, conditions, actions or omissions existing or occurring prior to or after Closing, to the extent that such liability, obligation, condition or failure (A) exists on any Real Property, or real property constituting Leased Premises at the Transferred Sites or (B) is a Liability arising under Environmental Laws with respect to hazardous substances, contaminants, pollutants or petroleum products leaching or physically migrating from Transferred Sites to adjacent or nearby properties, and including, without limitation, those liabilities listed on Schedule 2.3(a)(v);

(vi) all Liabilities or obligations of any member of the FJ Group in connection with the Port of Portland Industrial Development Revenue Bonds; and

(vii) all other Liabilities described on Schedule 2.3(a)(vii).

(b) The following Liabilities and obligations (the "Excluded Liabilities") shall be excluded from the Assumed Liabilities:

(i) Liabilities for federal, state and local income and franchise taxes and any other taxes incurred by any Persons within the FJ Group in the conduct of the Business or with respect to the Assets before Closing, except as is otherwise provided in this Agreement;

(ii)     all   Liabilities  or  obligations  to  the  extent   relating  to  the
         acquisition, ownership or use of any of the Excluded Assets;

(iii) all Liabilities or obligations arising under Environmental Laws in connection with facts, events, conditions, actions or omissions existing on or occurring prior to Closing at locations other than the Transferred Sites; and

(iv) any Liabilities listed on Schedule 2.3(b)(iv).

                                   ARTICLE III
                         PURCHASE PRICE, WORKING CAPITAL
                                   ADJUSTMENT


3.1 Purchase Price. The consideration to be paid for the Assets (the "Purchase Price") shall be $830 million, in cash, subject to adjustment as provided in
Section 3.2.

3.2 Working Capital Adjustment. (a) Immediately after the Closing, Fort James and Buyer shall jointly cause PricewaterhouseCoopers LLP to prepare an audited balance sheet of the Business as of the Closing Date (the "Closing Balance Sheet") and schedules setting forth the Closing Working Capital as of the end of the last shift on the day next preceding the date of the Closing. "Closing Working Capital" shall equal the current assets less the current liabilities as reflected in the Closing Balance Sheet. The Closing Balance Sheet shall be prepared on a basis consistent with the preparation of the March Balance Sheet and taking into account the assets transferred and liabilities assumed pursuant to this Agreement. The Closing Balance Sheet (together with the schedules setting forth Closing Working Capital), shall be completed and delivered to the parties no later than 60 days after Closing. All items in the schedules setting forth the Closing Working Capital the amounts of which are not objected to or questioned by Fort James or Buyer during the 15-day period following completion and delivery of the Closing Balance Sheet shall be deemed agreed upon by the parties and shall be deemed conclusive for purposes of determining the Final Closing Working Capital, as defined herein.

(b)As promptly as practicable, but no later than 15 days after completion and delivery of the Closing Balance Sheet, the parties shall attempt to resolve any items comprising Closing Working Capital as to which the parties differ (the "Disputed Items"). If during such 15-day period the parties are able to resolve all Disputed Items, the Closing Working Capital so agreed upon shall be the "Final Closing Working Capital."

(c) If during such 15-day period any such Disputed Items cannot be resolved, those items to the extent of the amounts agreed upon by the parties shall be deemed agreed upon, shall no longer constitute Disputed Items and shall be conclusive for purposes of determining the Final Closing Working Capital and each of Fort James and Buyer shall promptly thereafter but in no event more than 10 days thereafter cause an accounting firm of internationally recognized standing reasonably satisfactory to them promptly to review this Agreement and the remaining Disputed Items for purposes of resolving the remaining Disputed Items and calculating the Final Closing Working Capital. In making such calculation, such accounting firm shall make a determination only of Disputed Items not resolved by the parties and in the case of all other items shall use the amounts which are agreed upon by the parties. Such accounting firm shall deliver to Fort James and to Buyer, as promptly as practicable, a report setting forth its resolution of the remaining Disputed Items and its calculation of Closing Working Capital. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne by the party against whom the disagreement is in large part resolved or, if the resolution does not substantially favor either party, such costs shall be borne equally by Fort James and Buyer. In all events, such accounting firm will determine the assessment of such costs.

(d) The Closing Working Capital agreed to by the parties or as calculated by the accounting firm as set forth in Section 3.2(c) above, as the case may be, shall be the "Final Closing Working Capital," which shall be conclusive for all purposes of this Agreement.

(e) If the Final Closing Working Capital is greater than $72,294,000 (the "Opening Working Capital"), Buyer shall promptly pay to (or as directed by) Fort James, in the manner and with interest as provided in Section 3.2(f), the amount of the difference. If the Final Closing Working Capital is less than Opening Working Capital, Fort James shall promptly pay to (or as directed by) Buyer, in the manner and with interest as provided in Section 3.2(f), the amount of the difference. Any such payment pursuant to this Section 3.2(e) shall be made at a mutually convenient time and place (i) within 5 business days after Buyer and Fort James agree upon the Final Closing Working Capital pursuant to Section 3.2(b) or (ii) if Disputed Items are referred to a firm of independent accountants pursuant to Section 3.2(c), then within 10 business days after the delivery of the report of such firm referred to in Section 3.2(c).

(f) Any payments pursuant to this Section 3.2(f) shall be made by causing such payments to be credited in immediately available funds to the account of Buyer or of Fort James, as the case may be, as may be designated by the party receiving payment. The amount of any payment to be made pursuant to this Section 3.2(f) shall bear interest from and including the date of Closing to but excluding the date of payment at a rate per annum equal to the Prime Rate as published by The Chase Manhattan Bank. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days for which interest is due.

3.3 Additional Payments. (a) If any Asset or the Business shall suffer any damage, destruction or loss after the date hereof, but before the date of Closing, and such Asset or the Business and the related casualty are covered by any insurance policy maintained by any Person within the FJ Group: Fort James shall pay to Buyer, as soon as practicable after receipt by Fort James, in cash, the amount by which the proceeds from such policy in respect of such damage, destruction or loss exceeds the sum of (i) any amount recorded on the Closing Balance Sheet as a current liability with respect to repair, restoration or replacement related to such damage, destruction or loss; (ii) the amount if any by which the current assets included in the Closing Balance Sheet shall have been reduced from the current assets shown on the March Balance Sheet by reason of such damage, destruction or loss, and (iii) any amount paid by any Person within the FJ Group after the date hereof in cash for the repair, restoration or replacement of the damaged or destroyed asset.

     (b) All proceeds of insurance which are applicable to insured claims of third parties included in the Assumed Liabilities and are received by any Person within the FJ Group after Closing shall (i) be used to discharge, in whole or in part, the applicable Assumed Liabilities, (ii) be paid to Buyer if, and to the extent that, such Assumed Liabilities have been discharged by Buyer or Buyer has made a reimbursement to Fort James in respect of such claim or (iii) be retained by Fort James if, and to the extent that, such Assumed Liabilities have been discharged by any Person within the FJ Group and Buyer has not made a reimbursement to Fort James in respect of such claim.

                                   ARTICLE IV
                               RELATED AGREEMENTS

4.1 Related Agreements. In connection with the consummation of the transactions contemplated hereby, Fort James (or the Subsidiary of Fort James named therein) and Buyer shall enter into each of the following agreements (collectively, the "Related Agreements") at or prior to the Closing:

(a) each of the supply agreements listed in Exhibit A hereto, substantially in the form of Exhibit A hereto, and upon the terms and conditions set forth in the separate term sheets for each such agreement included in Exhibit A hereto;

(b) each of the broker agreements listed in Exhibit B hereto, upon the terms and conditions set forth in such Exhibit B; and

(c) a transition services agreement (the "Transition Services Agreement") providing for the provision by Fort James to Buyer of such of the services listed in Exhibit C hereto as Buyer elects in writing, no later than 20 business days prior to Closing, upon terms and conditions customary for such arrangements and at a price to Buyer equal to Fort James' fully-loaded cost of providing such service (which shall be comparable to amounts reflected in the P&L) in addition to any one-time costs in connection with the provision of such service. The Transition Services Agreement will address (i) the operation of the Chambersburg facility until such facility is shut down (which shut down is anticipated to occur in July 1999) and (ii) the removal of the Chambersburg equipment at Buyer's sole cost and expense following such shut down; provided that Fort James shall be responsible for the disposal of such Chambersburg equipment that Buyer chooses not to remove. In addition, the Transition Services Agreement will provide that (i) Fort James will grant to Buyer a royalty-free nonexclusive license relating to Pressed High Performance plate and related tooling patents and technology for use in manufacturing food packaging for sale in channels where food is sold in the packaging at wholesale, and (ii) Fort James will retain in the technology being transferred to Buyer, a royalty-free nonexclusive license relating to Microwave packaging patents and technology for use in manufacturing food packaging for sale in channels where food is not sold in the packaging at wholesale.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF FORT JAMES

         Fort James hereby represents and warrants to Buyer that:

5.1 Organization; Qualification. Fort James is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Fort James and each member of the FJ Group engaged in the Business are duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a Fort James Material Adverse Effect.

5.2 Authority Relative to this Agreement and the Related Agreements. Each Person within the FJ Group has the corporate power and authority to execute and deliver each agreement or other document to be executed by it in connection with the transactions contemplated by this Agreement and to consummate the transactions contemplated on its part thereby. The execution and delivery by each Person within the FJ Group of each agreement or other document to be executed by it in connection with the transactions contemplated by this Agreement, and the consummation by it of any transactions contemplated on its part hereby and thereby, have been duly authorized by such Person's Board of Directors and no other corporate proceedings on the part of such Person are necessary with respect thereto. Assuming the due authorization, execution and delivery by Buyer of this Agreement, this Agreement constitutes, and each agreement or other document to be executed by a Person within the FJ Group in connection with the transactions contemplated by this Agreement (when executed and delivered by Fort James or that other Person within the FJ Group) will constitute, valid and binding obligations of Fort James and/or such other Person within the FJ Group, as the case may be, enforceable in accordance with their terms.

5.3 Consents and Approvals. Except as set forth in Schedule 5.3, there is no requirement applicable to any Person within the FJ Group to make any filing with, or to obtain any permit, authorization, consent or approval from, any third party (including any Authority) as a condition to the consummation of the transactions contemplated by this Agreement, other than such requirements, the failure of which to satisfy would not have a Fort James Material Adverse Effect.

5.4 Non-Contravention. The execution and delivery by Fort James of this Agreement and by each Person within the FJ Group of the other agreements and documents to be executed in connection with the transactions contemplated by this Agreement and the consummation of the transactions contemplated thereby will not (a) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Fort James or such other Person within the FJ Group, as the case may be, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Fort James or such other Person within the FJ Group, as the case may be, is a party or by which Fort James or such other member of the FJ Group, as the case may be, or any of the Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been or shall be obtained by Fort James before the Closing or which would not have a Fort James Material Adverse Effect, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Person within the FJ Group or any of the Assets or the Business (other than any applicable "bulk sales" laws), excluding from the foregoing clause (c) such violations that would not have a Fort James Material Adverse Effect.

5.5 Compliance with Laws. Except as set forth in Schedules 5.5, 5.6 and 5.7 or as would not have a Fort James Material Adverse Effect, all Persons within the FJ Group have operated the Business in compliance with all laws, regulations, policies, guidelines, orders, judgments or decrees of any Authority applicable to, or having jurisdiction over, Persons within the FJ Group, the Assets or the Business. Except as set forth in Schedule 5.6, with respect to the Business, to the Knowledge of Fort James: (a) no Person within the FJ Group has received from any Authority any notice of any failure to so comply, and (b) no Person within the FJ Group is currently subject to any sanction for such noncompliance.

5.6 Environmental Matters. Except as described on Schedule 5.6, Persons within the FJ Group have obtained all federal, state and local permits, licenses and other authorizations and have submitted all notices, which are required under applicable Environmental Laws in connection with the Business, other than licenses, permits, and other authorizations, the failure of which to obtain would not have a Fort James Material Adverse Effect. Except as described on
Schedule 5.6, and except for such noncompliance as would not have a Fort James Material Adverse Effect, the Assets and the Business are in compliance with all terms and conditions of such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables of any Environmental Law or order, decree, judgment notice or demand letter entered, promulgated or approved thereunder, and no action is pending to revoke or modify any such permit, license or authorization. Except as described on Schedule 5.6, neither Fort James nor any of its Subsidiaries has received notice from any Authority or Person of any failure of the Assets or the Business to comply with, or of any liability or any potential liability of the Assets or the Business under, any Environmental Law, except for any such Environmental Law the failure to comply with which would not have a Fort James Material Adverse Effect. Except as set forth in Schedule 5.6, or for any Excluded Liability, or as would not have a Fort James Material Adverse Effect: (i) none of the Transferred Sites, the Assets or the Business has released or disposed of any Hazardous Substances, and no Person in the FJ Group knows of any prior releases or disposal of Hazardous Substances on the Transferred Sites or related to the Assets or the Business, and (ii) there are no physical or environmental conditions located at the Transferred Sites or related to the Assets or the Business that would give rise to remedial obligations.

5.7 Licenses and Permits. Except as set forth on Schedule 5.7, all material federal, state and local permits and licenses that any Person within the FJ Group is required to obtain that are related to the Business or the ownership or operation of the Assets have been obtained and are currently in full force and effect other than such permits and licenses the failure of which to obtain would not have a Fort James Material Adverse Effect. Except as set forth in Schedule
5.7 or as would not have a Fort James Material Adverse Effect, no Person within the FJ Group has violated the terms or conditions of any such license or permit, no notice of a violation of any such license or permit has been received by any Person within the FJ Group or recorded or published, and no proceeding is pending, to revoke, prevent the renewal of, or limit any such license or permit.

   (b) 5.8 Financial Statements. (a) Fort James has previously furnished Buyer with the March Balance Sheet. Such unaudited balance sheet has been prepared in conformity with GAAP (except as otherwise set forth in the comments accompanying such balance sheet) applied on a basis consistent with Fort James' historical accounting policies and procedures with respect to the Business used in the preparation of Fort James' audited financial statements.

Fort James has previously furnished Buyer with an unaudited profit and loss statement for the Business for the fiscal year ended December 27, 1998, a copy of which is attached as Schedule 5.8(b) (the "P&L"). Such unaudited P&L has been prepared in conformity with GAAP (except as otherwise set forth in the comments accompanying such P&L) applied on a basis consistent with Fort James' historical accounting policies and procedures with respect to the Business used in the preparation of Fort James' audited financial statements.

5.9 Litigation. Except as set forth in Schedule 5.9, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the Knowledge of Fort James, threatened against any Person within the FJ Group which relate to the Assets or the Business, whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal, foreign country's or other court, arbitrator, governmental department, commission, agency or instrumentality, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against any Person within the FJ Group which relate to the Assets or the Business and which, in either case, have, or, if adversely determined, could be reasonably expected to have, a Fort James Material Adverse Effect.

5.10 Title to Properties. (a) Except as set forth in Schedule 5.10 and except for Permitted Exceptions, Fort James or another Person of the FJ Group has good and valid fee simple title to the Real Property; and no portion of any Transferred Site is subject to any proceeding for its sale, condemnation, expropriation or taking (by eminent domain or otherwise) by any Authority nor, to the Knowledge of Fort James, has any such sale, condemnation, expropriation or taking been proposed or threatened.

5.11 Leases. (a) Schedule 5.11 lists all leases, agreements and commitments to lease, under which any Person within the FJ Group is the lessee (each, a "Lessee Lease" and, collectively, the "Lessee Leases"), and all leases, agreements and commitments to lease, under which any Person within the FJ Group is the lessor (each a "Lessor Lease" and, collectively, the "Lessor Leases") that relate, in each case, exclusively to the Business and to either real or personal property, other than leases of personal property which may be canceled without material penalty upon not more than 60 days' notice or which require the payment of not more than $10,000 per month. Except as set forth in Schedule 5.11, there is not, with respect to any of the Lessee Leases or the Lessor Leases, any existing material default or event of default on the part of any Person within the FJ Group or, to the Knowledge of Fort James, any existing material default or event of default on the part of any other party to the Lessee Leases or the Lessor Leases.

(b) Except as set forth in Schedule 5.11, no payments are required by any Person within the FJ Group to maintain the Lessee Leases relating to the Portland and Mississauga facilities (the "Major Leases") other than as provided therein, and no person has made any claim with respect to the Major Leases that would materially interfere with the use of the premises by the tenant in the conduct of its business.

5.12 Intellectual Property. Schedules 5.12(a-e) set forth a complete and correct list of the Business Intellectual Property that is used exclusively in, or is applicable exclusively to, the Business. Except as set forth in Schedules 5.12(a-e), Fort James or another member of the FJ Group owns the Business Intellectual Property and such Business Intellectual Property is subsisting on the date hereof. Except as set forth on Schedules 5.12(a-e), there are no licenses of Business Intellectual Property to third parties. Except as set forth in Schedules 5.12(a-e), there is no claim, suit, action or proceeding pending or, to the Knowledge of Fort James, threatened against any Person within the FJ Group asserting that its use of any Business Intellectual Property infringes upon the rights of any third parties. Except as set forth on Schedules 5.12(a-e), to the Knowledge of Fort James, there are no third parties infringing upon the Business Intellectual Property.

(a) Schedule 5.12(a) sets forth a complete and correct list of the Filed Business Intellectual Property (including patents, pending applications for letters patent and registered trademarks) that is used exclusively in, or is applicable exclusively to, the Business.

(b) Schedule 5.12(b) sets forth a complete and correct list of the Filed Business Intellectual Property (including patents, pending applications for letters patent and registered trademarks) owned by third parties that is licensed to Fort James and used exclusively in, or is applicable exclusively to the Business.

(c) Schedule 5.12(c) sets forth a complete and correct list of the Filed Business Intellectual Property (including patents, pending applications for letters patent and registered trademarks) that is used in, or is applicable to, the Business which is also applicable to portions of Fort James other than the Business.

(d) Schedule 5.12(d) sets forth a complete and correct list of the Filed Business Intellectual Property (including patents, pending applications for letters patent and registered trademarks) owned by third parties that is licensed to Fort James and is used in, or is applicable to the Business which is also applicable to portions of Fort James other than the Business.

(e) Schedule 5.12(e) sets forth a complete and correct list of the Unfiled Business Intellectual Property which has been reduced to a record of invention that is used exclusively in, or is applicable exclusively to, the Business.

(f) Schedule 5.12(f) sets forth a complete and correct list of the Unfiled Business Intellectual Property which has been reduced to a record of invention that is used in, or is applicable to, the Business which is also applicable to portions of Fort James other than the Business.

5.13 Listed Contracts. Schedule 5.13 contains a complete and correct list of every contract, agreement or commitment of any Person within the FJ Group, other than Lessee Leases and Lessor Leases (each, a "Listed Contract"):

(a) which provides for aggregate future payments by the Business of more than $250,000, except for purchase orders or sales orders arising in the ordinary course of business, in which case such contract, agreement or commitment is listed only if any party thereto is obligated to make payments during the term thereof which will exceed $1,000,000 in the aggregate;

(b) which provides for the sale, lease to a third party or other disposition, after the date hereof and other than in the ordinary course of business, of any of the Assets;

(c) which is a mortgage, indenture, note, or installment obligation, or other instrument evidencing indebtedness to be assumed by Buyer;

(d) which is a guaranty of any obligation for borrowings or performance, excluding endorsements or guaranties of instruments made in the ordinary course of business;

(e) which is an agreement or other arrangement for the purchase of any real estate, machinery, equipment, or other capital assets in excess of $250,000; or

(f) which is an agreement imposing material non-competition or exclusive dealing obligations on the Business.

Except as set forth in Schedule 5.13, all of the Listed Contracts are in full force and effect and there has not occurred, with respect to any Listed Contract, any material default or event of default on the part of any Person within the FJ Group or, to the Knowledge of any Person within the FJ Group, any other party thereto.

5.14 Labor Matters. Schedule 5.14 sets forth a complete and correct list of every collective bargaining agreement covering Business Employees. Fort James has provided Buyer with true, complete and correct copies of each of such collective bargaining agreements and all amendments and modifications (excluding exhibits) thereto.

(a) Except as set forth on Schedule 5.14, and except for grievances that have not ripened into arbitration or litigation, as of the date hereof there are no controversies, disagreements or disputes pending between Fort James or any other member of the FJ Group and any of their respective employees or union representatives that would have a Fort James Material Adverse Effect.

(b) Except as set forth on Schedule 5.14, or as would not have a Fort James Material Adverse Effect:

(i) during the last three years immediately preceding the date of this Agreement, with respect to the Business Employees, there have been no labor strikes, slow downs, lockouts or general employment disputes at any of the Transferred Sites;

(ii) there have within the past three years immediately preceding the date of this Agreement occurred (A) no events that have legally required any member of the FJ Group to hold a union election with respect to any Transferred Site or (B) to the Knowledge of Fort James, any union organizing activities, or any demand for recognition from a labor organization; and

(iii) there have within the past three years immediately preceding the date of this Agreement been no unfair labor practice charges filed with the National Labor Relations Board against any member within the FJ Group related to the Business or the Assets.

5.15 Employee Benefit Plans. (a) Schedule 5.15(a) lists all of the material employee benefit and compensation plans, programs and arrangements, including, without limitation: (i) all retirement, savings and other pension plans other than "multiemployer plans," (as defined in Section 4001(a)(3) of ERISA) (ii) all health, severance, insurance, disability and other employee welfare plans; and
(iii) all employment, incentive, vacation and other similar plans, that are maintained by Fort James, or any Person within the FJ Group, with respect to Business Employees, or to which Fort James or any Person within the FJ Group contributes on behalf of the Business Employees (collectively, the "Employee Plans").

(b) Except as would not have a Fort James Material Adverse Effect: (i) the Employee Plans that are maintained by Fort James or a member of the FJ Group are in compliance with applicable laws and regulations, including, to the extent applicable, ERISA and the Code, (ii) Fort James and, to the extent applicable, each other member of the FJ Group has administered the Employee Plans in accordance with applicable laws and regulations, including, to the extent applicable, ERISA and the Code, and (iii) each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified.

(c) Fort James has made available to Buyer copies of all Employee Plans and, where applicable, summary plan descriptions and annual reports filed within the last year pursuant to ERISA or the Code with respect to the Employee Plans.

(d) Except as would not have a Fort James Material Adverse Effect, neither Fort James nor any Person within the FJ Group has engaged in any prohibited transactions, as defined in Section 4975 of the Code, with respect to any Employee Plan. Except as would not have a Fort James Material Adverse Effect,
(i) no Employee Plan that is a defined benefit pension plan (as defined in 3(35) of ERISA) maintained or contributed to by Fort James or an ERISA Affiliate or any trust established thereunder that is subject to Section 302 of ERISA and
Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, (ii) all contributions required to be made with respect thereto on or prior to Closing have been timely made, and (iii) with respect to the FJ Pension Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used to prepare the most recent actuarial valuation for such plan, did not, as of its most recent valuation date, exceed the then current value of the assets of such plan. Except as would not have a Fort James Material Adverse Effect, no lien exists with respect to any Employee Plan under
Section 412(n) of the Code with respect to any assets of Fort James or of any ERISA Affiliate.

(e) Schedule 5.15(e) contains a true and correct list of all employment and consulting contracts with an original term in excess of 60 days, providing for compensation on a yearly basis in excess of $250,000, and not otherwise listed on Schedule 5.13 or 5.15(a), to which any Person within the FJ Group is a party in connection with the Business. Except as set forth on Schedule 5.15(e), each of such contracts is in full force and effect and there has not occurred, with respect to any such contract, any material default or event of default on the part of any Person within the FJ Group or, to the Knowledge of Fort James, any other party to such contracts.

(f) The Central States, Southeast and Southwest areas Pension Fund is the only multiemployer plan (as defined in ERISA) to which Fort James or an ERISA Affiliate contributes with respect to any Business Employee. The number of individuals with respect to whom contributions are being made as of the date hereof is approximately 15.

5.16 Conduct of Business and Management of Assets. (a) Between March 28, 1999 and the date hereof, Persons within the FJ Group have conducted the Business, and have managed the Assets in the ordinary course of business consistent with past practice.

(b) Between March 28, 1999 and the date hereof, with respect to the Business and the Assets, no Person within the FJ Group has:

(i)      made capital expenditures,  other than substantially in accordance with
         the  capital  plan  of  the  Business   attached   hereto  as  Schedule
         5.16(b)(i);

(ii) made a disposition of assets in excess of $1,000,000, other than dispositions of inventory in the ordinary course of business of the Business;

(iii) made loans or advances to, or investments in, other parties in excess of $500,000 in the aggregate;

(iv) entered into employment, severance, compensation or similar agreements with Business Employees, except (A) for incentive programs that by their terms expire at or before Closing or (B) in the ordinary course of business;

(v)      made  increases  in  compensation  or  benefits   payable  to  Business
         Employees other than in the ordinary course of business;

(vi) suffered or incurred any significant damage, destruction of property or other loss, whether or not insured; or

(vii) incurred additional long-term debt.

(c) Between March 28, 1999 and the date hereof, with respect to the Business and the Assets, the Persons within the FJ Group have:

(i) maintained their books and records in accordance with past accounting practices;

(ii) maintained the same level and types of insurance as previously maintained; and

(iii) used commercially reasonable efforts to preserve the Business and the Assets.

5.17 Finders. Except for Goldman, Sachs & Co., no broker, finder or investment banker is entitled to any fee or commission from Fort James for services rendered on behalf of Fort James in connection with the transactions contemplated by this Agreement.

5.18 Sufficiency of Assets. The Assets to be transferred  pursuant to paragraphs
(a)-(g), (i) and (l) of Section 2.1, include all of the assets of the types covered by such paragraphs as are reasonably necessary to conduct the Business in substantially the same manner as it is presently being conducted.

5.19 Customers. Schedule 5.19 sets forth: (i) a list of the twenty largest customers of the Business, determined by dollar volume of gross sales for the most recently ended fiscal year (the "Large Customers"), and the dollar volume of sales to each such customer during the most recently ended fiscal year, and
(ii) a list of the brokers and distributors of the Business that accounted for at least $1,000,000 in sales by the Business during the most recently ended fiscal year (the "Large Brokers"), and the dollar volume of the sales of the Business to or through each Large Broker during the most recently ended fiscal year. Except as described on Schedule 5.19 as of the date hereof, to the Knowledge of Fort James, no Large Customer or Large Broker has terminated, or given notice that it intends to terminate, its existing relationship with any Person within the FJ Group.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Fort James that

6.1 Organization; Qualification. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, in the case of GPC, and Colorado, in the case of ACX. Each Buyer has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted and as is contemplated to be carried on hereunder. Each Buyer is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the Business makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on such Buyer.

6.2 Authority Relative to this Agreement and the Related Agreements. Each Buyer has the corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is contemplated to be a party and to consummate the transactions contemplated on its part hereby and thereby. The execution and delivery by each Buyer of this Agreement and the Related Agreements to which it is a party and the consummation by each Buyer of the transactions contemplated on its part hereby and thereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary with respect thereto. This Agreement constitutes, and any Related Agreement to which a Buyer is a party, when executed and delivered by it will constitute, the valid and binding obligation of such Buyer, enforceable in accordance with its terms.

6.3 Non-Contravention. Except as set forth in Schedule 6.3 hereto, the execution and delivery by each Buyer of this Agreement do not, and its execution and delivery of any Related Agreements to which such Buyer is a party and the consummation of the transactions contemplated hereby and thereby will not (a) violate or result in a breach of any provision of such Buyer's Articles of Incorporation or Bylaws, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which such Buyer is a party or by which such Buyer may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer (other than any applicable "bulk sales" laws).

6.4 Consents and Approvals. Except for applicable filings under the HSR Act or as set forth in Schedule 6.3 hereto, there is no requirement applicable to either Buyer to make any filing with, or to obtain any permit, authorization, consent or approval from, any third party (including any Authority) as a condition to the consummation of the transactions contemplated by this Agreement.

6.5 Litigation. There are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or threatened against either Buyer, whether at law or in equity and whether civil or criminal in nature before any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against either Buyer which have, or, if adversely determined, could be reasonably expected to have, a material adverse effect on such Buyer's ability to consummate the transactions contemplated hereunder, or which seek specifically to prevent, restrict or delay the consummation of the transaction as contemplated hereby or the fulfillment of any of the conditions of this Agreement.

6.6 Availability of Funds. Buyer has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to consummate the transactions contemplated by this Agreement. Buyer has provided to Fort James copies of binding commitment letters with respect to the financing required for the transaction.

6.7 Finders. Except for Donaldson, Lufkin & Jenrette, no broker, finder or investment banker is entitled to any fee or commission from Buyer for services rendered on behalf of Buyer in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

7.1 Conduct of Business and Management of Assets. From and after the date hereof and until the Closing, Fort James shall use reasonable commercial efforts (a) to conduct the Business in the ordinary course of business consistent with past practice; (b) to preserve intact the present business organization and operations of the Business; (c) to keep available the services of its employees and (d) to preserve its relationships with licensors, suppliers, dealers, customers and others having business relationships with the Business.

7.2 Forbearances by Fort James. Except as specifically contemplated by this Agreement, Fort James shall not, and shall cause each Person within the FJ Group, from the date hereof until the Closing, without the written consent of Buyer (not to be unreasonably withheld), not to:

(a)sell, dispose of, transfer or encumber any of the Assets except in the ordinary course of business;

(b) make any significant acquisition of assets other than in the ordinary course of business;

(c) amend, modify or cancel any Listed Contract, Lessee Lease or Lessor Lease except in accordance with its terms;

(d) enter into any employment, severance, compensation or similar agreements with any Business Employee other than in the ordinary course of business or as may be required by law or existing contractual arrangements;

(e) increase the compensation of, or benefits payable to, Business Employees other than in the ordinary course of business or as may be required by law or existing contractual arrangements;

(f) change the assumptions underlying or the methods of calculating any bad debt, contingency, or other reserve relating to the Business;

(g) dispose of or permit to lapse any right to the possession, use or enjoyment of any Business Intellectual Property or dispose of or disclose to any person not authorized to have such information any Non-Filed Business Intellectual Property or other confidential Business Intellectual Property;

(h) incur any long term indebtedness that would be required hereunder to be assumed by Buyer;

(i) enter into or renew any collective bargaining or labor agreement (oral and legally binding or written) with respect to the Business, except with respect to the agreement with the Paperworkers and Allied Chemical Workers Union AFL-CIO Local No. 1010, which relates to the Paperboard Packaging Group in Kalamazoo, Michigan and is due to expire in July 1999 which Fort James will negotiate in good faith to renew as heretofore agreed by Buyer, it being understood that if Fort James makes such an offer of renewal and negotiates in good faith, any failure by such union to agree to such renewal shall not result in a breach by Fort James of any representation, covenant or closing condition hereunder;

(j) cancel or reduce any insurance coverage relating to the Assets, unless such coverage is replaced; or

(k) agree, so as to legally bind Buyer whether in writing or otherwise, to take any of the actions set forth in this Section 7.2 and not otherwise permitted by this Agreement.

7.3 Mail Received After Closing. Following the Closing, Buyer may receive and open all mail addressed to any Person within the FJ Group and may deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Business. Buyer shall deliver or cause to be delivered to Fort James, promptly after receipt by Buyer, all mail, including, without limitation, payments of accounts or claims receivable, addressed to any Person within the FJ Group which does not relate to the Business.

7.4 Retention of Books and Records. Buyer will retain and maintain, in an organized and retrievable manner, all documents and records pertaining to the periods before the Closing in accordance with Fort James' record management policies. Buyer will retain and maintain all machine-sensible records, such as computer tapes, disks, diskettes, etc., which are considered books and records within the meaning of Code Section 6001, in accordance with Internal Revenue Procedure 91-59 or such amending or superseding guidance as issued by the Internal Revenue Service. Buyer will make available such documents and records, machine sensible records, computer time, and assistance from Buyer's personnel as may be reasonably requested by Fort James in order to expeditiously comply with all pertinent requests from the Internal Revenue Service and state taxing authorities which relate to periods prior to the Closing.

7.5 Expenses. (a) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

(b) All sales, use, transfer taxes and other non-income taxes and any fees (including deed recordation fees and filing fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby (the "Transfer Fees") will be borne by Buyer. At Fort James' direction, Buyer will file all necessary tax returns and other documents required to be filed with respect to all such Transfer Fees. Fort James will cooperate with Buyer to the extent reasonably necessary to enable Buyer to make such filings and join in the execution of any tax returns or other documents as may be required in order for Buyer to comply with the provisions of this Section.

(c) If the transactions contemplated by this Agreement are not consummated for any reason other than (i) a failure by Fort James to satisfy the conditions set forth in Article IX hereof or (ii) by mutual written consent of the parties hereto, then within five (5) business days of the termination of this Agreement, Buyer shall pay to Fort James by wire transfer of immediately available funds to an account designated by Fort James an amount equal to $20,000,000, which payment, when made, shall be Fort James' exclusive remedy in the event of such non-consummation.

7.6 Confidentiality. Buyer shall hold, and shall cause its respective officers, directors, employees, representatives, consultants and advisors (each, a "Representative"), to hold, and Fort James shall hold, and shall cause its respective Representatives and the Representatives of any Person within the FJ Group to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information obtained by such parties, respectively, in connection with the transactions contemplated hereby or otherwise obtained hereunder ("Confidential Information," which term shall, after Closing, with respect to Fort James' obligations hereunder, include documents and information relating to the Assets) except to the extent that such Confidential Information has been or has become
(a) generally available to the public other than as a result of disclosure by any party hereunder or a Representative of a party hereunder if such source is not bound by a confidentiality agreement prohibiting such disclosure or is not entitled to the protection offered hereby, (b) available to the public on a nonconfidential basis from a source other than a Representative of a party entitled to the protection offered hereby, or (c) known to the party receiving such Confidential Information before the date of disclosure of such Confidential Information to such party. Nothing herein shall preclude a party or a Representative of a party receiving Confidential Information from using and/or disclosing information rightfully received from a third party to the extent rightfully permitted by the third party. Nothing contained in this Section 7.6 shall preclude the disclosure of Confidential Information, on the condition that it remains confidential, to auditors, attorneys, lenders, financial advisors and other consultants and advisors in connection with the performance of their duties in preparation for the consummation of the transactions contemplated hereby nor shall it prevent Buyer's disclosure after Closing of any document or information constituting an Asset.

7.7 Public Announcements. The parties shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and, subject to any applicable disclosure requirements, no party shall issue any such press release or make any such public statement without the consent of the other party hereto, which consent shall not be unreasonably withheld.

7.8 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or to cause to be taken, all action and to do, or to cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including, but not limited to, the satisfaction of the conditions listed in Articles IX or X that are within the control of such party and the obtaining of all consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it by this Agreement. Each party shall cooperate fully with the other party hereto in assisting such party to comply with this Section 7.8.

1.9 Further Assurances. (a) Fort James shall use its best efforts to implement the provisions of this Agreement, and, for such purpose, at the request of Buyer, will, at or after the Closing, promptly execute and deliver, or cause to be so executed and delivered, such documents to Buyer and take such further action as Buyer may deem reasonably necessary or desirable to facilitate or better evidence the consummation of the transactions contemplated hereby.

(b) Buyer shall use its best efforts to implement the provisions of this Agreement, and, for such purpose, at the request of Fort James, will, at or after the Closing, promptly execute and deliver, or cause to be so executed and delivered, such documents to Fort James and take such further action as Fort James may deem reasonably necessary or desirable to facilitate or better evidence the consummation of the transactions contemplated hereby.

7.10 Use of Fort James Name. As soon as practicable after the Closing, Buyer (a) shall remove all names, logos or marks which include the words "Fort James" or "James River" or the letters "FJ" or "JR" ("Fort James Corporate Designations") from, or render the same illegible on, all Assets on which such Fort James Corporate Designations are imprinted or legible or (b) shall discontinue use of any asset described in clause (a) bearing Fort James Corporate Designations. Notwithstanding the foregoing, Buyer shall be permitted to use the Fort James Corporate Designations with respect to Inventory constituting finished goods on which a Fort James Corporate Designation is imprinted or affixed at the Closing until such Inventory is sold. After such Inventory has been sold, Buyer shall have no rights to use the Fort James Corporate Designations. Buyer undertakes to use reasonable best efforts to sell such Inventory within 12 months after the Closing. At the end of such period referred to in the preceding sentence (or upon completion of the removal, rendering illegible or discontinuance of the Fort James Corporate Designations and variations thereof described above, whichever occurs sooner), an executive officer of Buyer shall notify Fort James that (a) all such Inventory has been sold or destroyed; or (b) such removal, rendering illegible or discontinuance has been completed. Except as expressly permitted by this Section 7.10, neither Buyer nor any of its respective Affiliates shall use the Fort James Corporate Designations or any similar mark or name.

7.11 No Solicitation of Employees. (a) For a period of one year after the Closing, neither party nor any Representative of such party shall, in any manner, directly or indirectly, (i) solicit any employee of the other party or any Affiliate of the other party to terminate his or her employment with such party or its Affiliate, or (ii) otherwise recruit or encourage any such employee to become, or hire any such employee as, an employee of, or a consultant to, the party bound hereby.

(b) As promptly as practicable after the Closing, Buyer shall use its best efforts to advise the appropriate Subsidiaries and Representatives of Buyer (including the department heads and human resources personnel) of its obligations set forth in this Section 7.11.

(c) Notwithstanding clauses (a) and (b) of this Section 7.11, no party hereto shall be restricted from soliciting for employment any employee of any other party hereto who has left the employment of such other party other than as a result of the breach of this Section 7.11 by any party hereto.

7.12 Antitrust Filings. (a) Fort James and Buyer shall each (i) take promptly all actions necessary to make the filings required of it or any of its Affiliates under the applicable Antitrust Laws, (ii) comply at the earliest practicable date with any request for additional information or documentary material received by it or any of its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the Antitrust Improvements Act and (iii) cooperate in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any of the Federal Trade Commission, the Antitrust Division of the Department of Justice or the Attorney General of any state.

(b) Fort  James  and Buyer  shall  each use all best  efforts  to  resolve  such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. If any administrative, judicial or legislative action or proceeding is instituted or threatened to be instituted challenging the transactions contemplated by this Agreement as violative of any Antitrust Law, each party hereto shall cooperate to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

(c) Fort James and Buyer shall each promptly inform the other party of any material communication made to, or received by such party from, the Federal Trade Commission, the Department of Justice or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

7.13 Title Matters. (a) Fort James and Buyer will, as soon as practicable after the execution and delivery of this Agreement, cause, to be issued one or more title commitments (whether one or more, the "Title Commitment") for policies of owner's title insurance with respect to the Real Property (the "Real Property Title Commitment") and policies of leasehold title insurance with respect to the Major Leases (the "Major Leases Title Commitment") and current surveys and will cause to be made ALTA surveys. Fort James and Buyer shall each bear 50% of the cost of the Title Commitment and ALTA surveys. Buyer shall procure and pay premiums for such title insurance as it requires. At Buyer's request, the Closing may be postponed until the date that is 15 days after the later of the date hereof or the date of the delivery to Buyer of the Real Property Title Commitment together with copies of all recorded documents listed as title exceptions in the Real Property Title Commitment (collectively, the "Real Property Title Package"). Within 5 days of the later of the date hereof or the date of the delivery to Buyer of the Real Property Title Package, Buyer shall notify Fort James of any title matter reflected in the Real Property Title Commitment that constitutes a breach of the representation set forth in Section
5.10 (any such title matter being a "Title Defect").

(b) At Buyer's request, Closing may be postponed until the date that is 15 days after Fort James' delivery to Buyer of the Major Leases Title Commitment, together with copies of all recorded documents listed as title exceptions in the Major Leases Title Commitment (collectively, the "Major Leases Title Package"). Within 5 days of Fort James' delivery to Buyer of the Major Leases Title Package, Buyer shall notify Fort James of any title matter reflected in the Major Leases Title Commitment that constitutes a breach of the representation set forth in Section 5.10 (any such title matter being a "Title Defect").

(c) Within 5 days of receiving notice from Buyer of any Title Defect, Fort James shall notify Buyer, with respect to each such Title Defect, whether Fort James has elected to (i) cure such matter or otherwise cause the same to be deleted from, or insured over in, the Title Commitment, (ii) pay to Buyer the amount by which the value of the Real Property is diminished as a result of the existence of such Title Defect at Closing (or as soon thereafter as the amount can be established, the parties hereby agreeing to enter into an appropriate agreement at Closing relating to the establishment of such amount by reference to the conclusion of qualified real estate appraisers if Fort James elects to make such payment in respect of any Title Defect and the parties cannot agree by Closing as to the amount of such diminution in value); or (iii) take no action with respect to such Title Defect; provided Fort James shall be required to remove any lien which is not a Permitted Exception securing a monetary obligation which can be removed by the payment of money the amount of which is ascertainable from the face of the document or which has been determined in writing from the holder of such obligation. If Buyer does not deliver written notice of its objections to any Title Defect within the time specified above for such notice, Buyer shall be deemed to have waived all rights it may have against Fort James (including the right to refuse to consummate the transactions called for in this Agreement or the right otherwise to claim breach of the representation set forth in
Section 5.10) with respect to such Title Defect. If Fort James fails to respond, within the time set forth above, to any objection to Title Defects timely delivered by Buyer as set forth above, Fort James shall be deemed to have elected to respond as set forth in subsection (ii) above with respect to such Title Defect. If Fort James elects to respond as set forth in subsection (iii) above with respect to one or more Title Defects, Buyer may terminate this Agreement by delivering notice of its election to do so within two days of Fort James' delivery of its notice to Buyer that Fort James has elected to take no action with respect to the Title Defect(s) at issue. If Buyer does not deliver written notice of its election to terminate this Agreement within the time specified above for such notice, Buyer shall be deemed to have waived all rights it may have against Fort James with respect to Title Defects disclosed in the Title Commitment (including the right to refuse to consummate the transactions called for in this Agreement or the right otherwise to claim breach of the representations set forth in Section 5.10 or breach of this Section).

7.14 Tax Matters. (a) Buyer will be responsible for the preparation and filing of all federal, state and local franchise, property, payroll, and other non-income tax returns, arising with respect to the operation of the Business and the ownership of the Assets for all periods after the date of Closing. Buyer will make all payments required with respect to any such tax returns.

(b) Fort James and Buyer shall allocate the Purchase Price (including, for purposes of this Section, any other consideration paid by Buyer and any Assumed Liabilities) among the Assets in the manner set forth on Schedule 7.14 (the "Allocation Schedule"). Fort James and Buyer each agrees to file Internal Revenue Service Form 8594 and any required attachments thereto, together with all federal, state, local, and foreign tax returns, in accordance with the Allocation Schedule. Fort James and Buyer each agrees to provide the other promptly with any other information required to update the Allocation Schedule at or after the Closing as described in the Allocation Schedule.

7.15 Access to Assets and Business Employees. From the date hereof until Closing or the earlier termination or expiration of this Agreement, Fort James shall provide Buyer, Buyer's accountants, representatives, and prospective lenders, with reasonable opportunities to further investigate the Assets and interview Business Employees during normal business hours upon reasonable prior notice from Buyer, for reasonable purposes, including the preparation of audited financial statements of the Business and lenders' due diligence, provided that no such investigations or interviews shall unreasonably interfere with the operation of the Business or Fort James' other business.

7.16 Substitute Letters of Credit; Guarantees. Effective as of the Closing, Buyer shall procure substitute letters of credit, and shall cause itself to be substituted in all respects for any member of the FJ Group with respect to, the letter of credit and guarantees listed in Schedule 7.16.

7.17 Consents and Approvals. Except for any consents, waivers, authorizations or approvals the failure of which to obtain would not have a Fort James Material Adverse Effect, Fort James shall use its best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Authorities and of all other Persons reasonably required in connection with the execution, delivery and performance by it of this Agreement, including but not limited to, consents to assign (a) the Listed Contracts, (b) the Lessee Leases and (c) all other contracts and commitments to the extent the same relate exclusively to the Business. In the event that any Listed Contract or Lessee Lease is not transferable to Buyer, Fort James shall use commercially reasonable efforts to maintain such Listed Contract or Lessee Lease for the benefit of Buyer, provided that Buyer shall be responsible for performing Fort James' obligations under any such Listed Contract or Lessee Lease. Fort James shall use reasonable efforts to assign to Buyer the Microsoft licenses exclusively related to the Business, it being understood that Fort James shall not be required to incur any cost or expense in connection therewith.

7.18 Negotiations. For a period of 75 days from and after the date hereof, no Person within the FJ Group, nor their officers or directors nor anyone acting on behalf of any Person within the FJ Group or such persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than Buyer or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving the Business or any other transaction inconsistent with the transactions contemplated hereby.

7.19 Audited Financial Statements. Fort James will use reasonable efforts to prepare and deliver to Buyer audited pro forma balance sheets and pro forma statements of income as of December 27, 1998 and December 28, 1997, and for each of the three fiscal years in the period ended December 27, 1998, which statements shall reflect the Business as it is proposed to be transferred hereunder.

1.20 Year 2000 Compliance Program. Fort James shall continue through the Closing Date the implementation, in accordance with the capital plan, of its existing program with respect to Year 2000 compliance in connection with the Business.

                                  ARTICLE VIII
                 BUSINESS EMPLOYEE AND EMPLOYEE BENEFIT MATTERS

8.1 Business Employees. For purposes of this Article VIII, "Business Employees" are hereby defined as follows:

(a) all persons actively employed by Fort James or any member of the FJ Group in the Business immediately before Closing;

(b) all employees of Fort James or any member of the FJ Group (i) who are (A) absent from work with the Business on account of sickness (other than employees who are, as of the Closing Date, on long-term disability or have been approved by the carrier for long-term disability) or leave of absence at Closing and (B) released to return to work (and actually return to work) their regularly scheduled number of hours within 12 weeks from the day such employee left active employment or commenced working a reduced schedule or (ii) for whom an obligation to recall, rehire or otherwise return to employment exists under an Assumed Collective Bargaining Agreement; and

(c) all employees of Fort James or any member of the FJ Group who would not otherwise be employed in the Business immediately before the Closing but who, with the mutual consent of Fort James and Buyer, become employees of the Business at or before the Closing.

8.2 Employment. (a) Effective as of the Closing Date, Buyer shall make an offer of initial employment to each Business Employee at the same base salary and on substantially the same other terms and conditions as in effect immediately prior to Closing. For purposes of the preceding sentence, in order for an offer of employment to a given Business Employee to be made on "substantially the same other terms and conditions," it shall also be required to be made for employment at the same location as that where the particular Business Employee is employed as of Closing, except that the Business Employees employed at Deerfield, Illinois and Neenah, Wisconsin may, instead, be offered employment at Golden, Colorado, or another headquarters, research and development or divisional office facility of Buyer or the Business. Buyer's employment of those Business Employees who accept offers of employment shall be deemed to commence on the Closing Date. Those Business Employees who accept such offers of employment shall be referred to herein as the "Transferred Employees."

(b) After the Closing, Fort James shall not be responsible for wages, salaries and other employee benefits for Transferred Employees for service (including deemed service) of such Transferred Employees with the Buyer after the Closing; it being understood that Buyer shall be responsible for paying or providing (or reimbursing Fort James for the cost of paying or providing) any wages, salaries and other employee benefits to all Transferred Employees, including those employees described in Section 8.1(b)(i) above, for all periods following the Closing Date. For purposes of this Article VIII, all persons described above who are compensated on an hourly basis or who have been or are subject to a collective bargaining agreement shall be referred to as "Hourly Business Employees," and all persons described above who are compensated on a salaried basis (or a non-union hourly basis) shall be referred to as "Salaried Business Employees." Prior to execution of this Agreement, Fort James has provided Buyer with a preliminary list of Business Employees, and Fort James and Buyer will agree on a final list of Business Employees prior to the Closing, based upon new employees hired by the Business and departures of employees of the Business prior to Closing, and upon mutually agreed additions and deletions to such list. Fort James shall cooperate with Buyer and Fort James shall provide information reasonably requested by Buyer in order to enable Buyer to hire the Transferred Employees and enroll the Transferred Employees in Buyer's benefit plans.

8.3 Employee Benefits. (a) Subject to the other provisions of this Article VIII, Buyer agrees that for a period of at least one year after the Closing Date (the "Window Period") it will (i) provide all Transferred Employees with severance benefits at least as favorable as those provided to such Transferred Employees immediately prior to the Closing Date; (ii) provide all Transferred Employees who were Salaried Business Employees ("Transferred Salaried Employees") with medical and other welfare benefits no less favorable than those provided to such Transferred Salaried Employees immediately prior to the Closing Date; (iii) provide Transferred Salaried Employees with a wage and salary program no less favorable than that in place at the Business immediately prior to the Closing Date; (iv) provide all Transferred Salaried Employees with other compensation and benefits no less favorable in the aggregate than the compensation (including incentive compensation) and benefits provided to such Transferred Salaried Employees immediately prior to the Closing Date; and (v) provide Transferred Employees who were Hourly Business Employees ("Transferred Hourly Employees") covered under the Assumed Collective Bargaining Agreements (as hereinafter defined), such compensation and benefits as are from time to time required by such collective bargaining agreements. In addition, Buyer agrees to give all Transferred Employees service credit for all periods of employment with Fort James or any member of the FJ Group prior to the Closing Date for all purposes under any plan adopted or maintained by Buyer or any of its Subsidiaries in which Transferred Employees participate. Buyer agrees to waive any limitations regarding pre-existing conditions for medical coverage under any medical plan in which Transferred Employees participate, and to give full credit during calendar year 1999 for any copayments made and deductibles fully or partially satisfied prior to the Closing with respect to Employee Plans, under any welfare or other employee benefit plans maintained by Buyer or any of its Subsidiaries in which Transferred Employees participate after the Closing. Subject to paragraph (d) hereof, from and after the Closing Date, Buyer shall be solely responsible for all termination and severance benefits, costs, charges and liabilities of any nature incurred with respect to (A) a Transferred Employee on or after the Closing, including, without limitation, any claims arising out of or relating to any plant closing, mass layoff, termination or similar event under applicable law occurring on or after the Closing and (B) any Business Employee who does not become a Transferred Employee and with respect to whom Buyer's failure to comply with the employment offer requirements of Section 8.2(a) results in such Business Employee being able to claim a termination or severance benefit.

(b) Buyer shall be responsible for the administration of and shall assume any and all obligations, if any, arising under the continuation coverage requirements of Section 4980B of the Code and Part 6 of Title I of ERISA with respect to the Transferred Employees and their beneficiaries who are eligible to exercise their rights to such coverage as of or following the Closing Date.

(c) Except as provided in Section 8.5 hereof, as of the Closing Date, the Business Employees shall cease active participation in each Employee Plan and no additional benefits shall be accrued thereunder for such employees. Except as provided hereunder, Fort James shall retain all assets and liabilities under such Employee Plans for Business Employees.

(d) Buyer shall not be responsible for assuming any employment agreements with the Transferred Employees, and Fort James shall retain liability for any severance benefits due under such employment agreements.

(e) As of the Closing Date, Buyer shall designate or establish for the benefit of Transferred Employees a medical and dependent care expense reimbursement program (the "Buyer FSA Plan") substantially similar to the Fort James Flexible Spending Accounts program (the "FJ FSA Plan"). Fort James shall transfer the assets (up to the maximum aggregate limit for claims under the Buyer FSA Plan) withheld from the Transferred Employees' paychecks during calendar year 1999 through the Closing Date less any reimbursements properly made to such Transferred Employees for calendar year 1999 expenses under the FJ FSA Plan. With respect to the remainder of the calendar year following the Closing, Buyer shall honor and execute under the Buyer FSA Plan the payroll deduction elections effective for each Transferred Employee under the FJ FSA Plan as of the Closing Date and shall pay claims made by such Transferred Employee under the terms of the Buyer FSA Plan, without regard to when the claims arose.

8.4 Assumption of Liabilities. Except as specifically provided otherwise in this
Article VIII, at Closing, Buyer shall assume all employee-related liabilities and obligations that are payable at or after the Closing Date with respect to Business Employees and their beneficiaries and dependents, without regard to when such liabilities and obligations arose; provided, however, that Buyer, except as specifically provided otherwise in this Article VIII (including, without limitation, the last sentence of Section 8.3(a)), shall not assume any liabilities or obligations that are payable prior to, at or after the Closing with respect to any employee benefit plans that are maintained by Fort James or its Affiliates, or with respect to Business Employees who do not become Transferred Employees.

8.5 Collective Bargaining Agreements. (a) At Closing, Buyer shall adopt and assume the collective bargaining agreements listed on Schedule 8.5(a) (the "Assumed Collective Bargaining Agreements"). At and after the Closing, any obligations that may be payable under the Assumed Collective Bargaining
Agreements, with respect to Hourly Business Employees, regardless of whether such obligations relate to services performed before or after the Closing, shall be the sole responsibility of Buyer.

(b) With respect to each multiemployer plan that is listed on Schedule 8.5(b) and that covers Hourly Business Employees, Fort James and Buyer agree as follows, in accordance with the provisions of Section 4204 of ERISA:

(i) Buyer hereby assumes, effective at Closing, the obligation of any Person within the FJ Group to contribute to each such multiemployer plan for such Hourly Business Employees.

(ii) Buyer shall provide to each such multiemployer plan the bond or escrow amount described in Section 4204(a)(1)(B) of ERISA, unless the bond or escrow amount is waived by the PBGC.

(iii)    The parties  agree that,  unless the PBGC waives the  requirements  of
         Section 4204(a)(1)(C) of ERISA, if Buyer withdraws from any such multiemployer plan in a withdrawal described in Section 4204(a)(1)(C) of ERISA with respect to the Business during the first five plan years beginning after Closing and does not pay its liability to the multiemployer plan on account of such withdrawal, Fort James shall be secondarily liable to the multiemployer plan for any withdrawal liability that any Person within the FJ Group would have had to the plan with respect to the Hourly Business Employees in the absence of
         Section 4204(a) of ERISA, to the extent required by Section 4204 of ERISA. Notwithstanding the provisions of the preceding sentence and
         Section 4204 of ERISA, it is hereby expressly agreed that if any Person within the FJ Group incurs any secondary withdrawal liability under the preceding sentence, Buyer shall indemnify Fort James and hold it harmless from any and all Losses incurred by any such Person within the FJ Group by reason of such secondary liability.

As soon as is practicable after Closing, Fort James and Buyer shall request from the PBGC an exemption from the requirements of Section 4204(a)(1)(B) and 4204(a)(1)(C) of ERISA.

8.6 Pension Plan for Salaried Business Employees. Buyer shall not assume any of Fort James' rights and obligations with respect to the Fort James Corporation Pension Plan for Salaried and Other Non-Bargaining Unit Employees. As of the Closing, the Business Employees shall cease active participation in such plan and no additional benefits shall accrue thereunder. Fort James shall retain all assets and liabilities under such plan.

8.7 401(k) Plan. (a) Effective as of the Closing, Buyer shall establish a defined contribution plan and trust (or amend an existing defined contribution plan) for Transferred Employees (which for a period of at least one year following Closing shall be generally comparable to the Fort James 401(k) Plan (the "FJ 401(k) Plan")) and which shall be qualified under Sections 401 and 501 of the Code and which shall provide for salary reduction contributions pursuant to Section 401(k) of the Code ("Buyer's DC Plan"). Buyer's DC Plan shall provide that each Transferred Employee shall be given credit under Buyer's DC Plan, for purposes of determining eligibility to participate, eligibility for benefits, benefit calculations, benefit forms and vesting, for the Transferred Employee's service with Fort James, or any member of the FJ Group and each of their predecessor companies, to the extent that the FJ 401(k) Plan gave credit for such service. If the Buyer amends one or more existing defined contribution plans, the Buyer shall ensure that all "section 411(d)(6) protected benefits" (as defined in Treasury Regulation 1.411(d)-4) provided by the FJ 401(k) Plan are preserved in the amended existing, defined contribution plan. From and after the Closing, Transferred Employees shall not accrue additional benefits under defined contribution plans maintained by Fort James or its Affiliates.

(b) Assets of the FJ 401(k) Plan equal to the account balances of the Transferred Employees under the FJ 401(k) Plan shall be transferred to Buyer's DC Plan as soon as practicable after the Closing. If practicable, the transfer shall be made as of the last day of the first calendar quarter ending after the Closing. The transfer shall be made in kind, and Buyer shall cause the Buyer's DC Plan to continue to maintain an investment fund for Fort James common stock for such Transferred Employees; provided, that Buyer's DC Plan may provide that
(i) no new contributions to Buyer's DC Plan shall be invested in such investment fund and (ii) any portion of the account balance of a Transferred Employee that is transferred out of such investment fund may not be reinvested in the investment fund. Any outstanding plan loans to Transferred Employees shall be transferred with the underlying accounts. The account balances of the
Transferred Employees shall be valued as of the date on which the transfer is made. The account balances of Transferred Employees in the FJ 401(k) Plan shall share in the earnings, appreciation and depreciation of the investment funds in which the accounts are invested for the period between the Closing and the date on which the transfer is made.

(c) Any benefits that are payable to Transferred Employees from the FJ 401(k) Plan after the Closing and before assets are transferred shall be paid from the FJ 401(k) Plan in the ordinary course. The amount to be transferred to Buyer's DC Plan shall be reduced by the amount of such payments.

(d) The account  balances to be credited  under Buyer's DC Plan for  Transferred
Employees shall not be less than the account balances of the Transferred Employees under the FJ 401(k) Plan as of the date on which the transfer is made. Effective on the date of the transfer of FJ 401(k) Plan assets, (i) Buyer's DC Plan shall assume all liabilities in connection with the account balances of Transferred Employees under the FJ 401(k) Plan, and (ii) Fort James, its Affiliates and the FJ 401(k) Plan shall have no further liability with respect to the account balances of Transferred Employees. Fort James and its Affiliates shall have no liability with respect to Buyer's DC Plan.

(e) Buyer shall request that the Internal Revenue Service issue a favorable determination letter with respect to the qualification under Sections 401 and 501 of the Code of Buyer's DC Plan and the related trust. Buyer shall make such changes to Buyer's DC Plan as may be required by the Internal Revenue Service in order for the Internal Revenue Service to issue a favorable determination letter. Buyer shall provide Fort James with a copy of the determination letter received from the Internal Revenue Service with respect to Buyer's DC Plan as soon as the determination letter is received.

(f) The transfer under this Section 8.7 shall not take place until Buyer has delivered to Fort James either (i) a copy of a determination letter from the Internal Revenue Service to the effect that the Buyer's DC Plan is qualified under Section 401(a) of the Code, together with documentation reasonably satisfactory to Fort James of the due adoption of any amendments to the Buyer's DC Plan required by the Internal Revenue Service as a condition to such qualification and certification from the Buyer that no events have occurred that would adversely affect the continued validity of such determination letter (apart from the enactment of any Federal law for which the remedial amendment period under Section 401(b) of the Code has not yet expired), or (ii) an opinion of outside counsel reasonably satisfactory in form and substance to Fort James that the Buyer's DC Plan is qualified under Section 401(a) of the Code as of the date of transfer, and Fort James has delivered to the Buyer either (A) a copy of a determination letter from the Internal Revenue Service to the effect that the FJ 401(k) Plan is qualified under Section 401(a) of the Code, together with documentation reasonably satisfactory to the Buyer of the due adoption of any amendments to the FJ 401(k) Plan required by the Internal Revenue Service as a condition to such qualification and a certification from Fort James that no events have occurred that would adversely affect the continued validity of such letters (apart from the enactment of any Federal law for which the remedial amendment period under Section 401(b) of the Code has not yet expired), or (B) an opinion of outside counsel reasonably satisfactory in form and substance to the Buyer that the FJ 401(k) Plan is qualified under Section 401(a) of the Code as of the date of transfer.

8.8 Pension Plan For Hourly Business Employees. (a) Effective as of the Closing Date, Buyer shall establish a new defined benefit pension plan, and/or amend an existing defined benefit pension plan ("Buyer's Pension Plan"), to provide the benefits described in this Section 8.8. From and after the Closing Date, Buyer's Pension Plan shall cover at least those Transferred Employees who, as of the Closing Date, are active participants in the JR II Retirement Plan (the "FJ Pension Plan"). Such Transferred Employees are referred to hereinafter as the "Transferred Pension Participants."


(b) Effective as of the date of the asset transfer contemplated by this Section 8.8, Buyer shall assume under Buyer's Pension Plan all liability and responsibility for the provision of the accrued pension benefits for and on behalf of the Transferred Pension Participants and for the eligible surviving spouses and/or other contingent beneficiaries of such Transferred Pension Participants, which liability and responsibility had been the obligation of Fort James prior to the date of the asset transfer contemplated in this Section 8.8. Fort James shall retain all liability and responsibility, under the applicable pension plans, for participants in the FJ Pension Plan who are not Transferred Employees, and for the eligible surviving spouses and/or other contingent beneficiaries of such participants.

(c) Buyer's Pension Plan with respect to all Transferred Pension Participants shall be governed by the applicable collective bargaining agreements. For each Transferred Pension Participant, Buyer's Pension Plan shall recognize periods of employment by, and compensation from, Fort James and its Affiliates and any predecessors of such entities, as employment by, and compensation from, Buyer for all purposes under Buyer's Pension Plan, to the extent recognized under the FJ Pension Plan.

(d) In conjunction with the establishment and/or amendment of Buyer's Pension Plan, Buyer as of the Closing Date shall, to the extent necessary, establish, or amend, a funding arrangement for Buyer's Pension Plan through a qualified trust under Section 501 of the Code. Such funding arrangement shall be referred to hereinafter as "Buyer's Pension Trust." The Fort James qualified pension trust shall be referred to hereinafter as "FJ's Pension Trust."

(e) As soon as practicable after the later of (i) the Closing Date, and (ii) the final determination of the Transfer Amount (as hereinafter defined) pursuant to Sections 8.8(f) and (g), Fort James shall direct the trustee of FJ's Pension Trust to transfer to Buyer's Pension Trust, in cash, the amount of assets (the "Transfer Amount") of FJ's Pension Trust described below. Subject to subparagraph (f) below, the Transfer Amount shall be determined by an actuary selected by Fort James, and shall be the amount required to be transferred with respect to the Transferred Pension Participants to satisfy the requirements of
Section 414(l) of the Code, determined as of the Closing Date (based upon the actuarial assumptions deemed appropriate by the PBGC as of the Closing Date under Section 414(l) of the Code for purposes of determining the discount rate and retirement rates, and all other actuarial assumptions used to determine accrued benefit obligations for the last actuarial report performed for the FJ Pension Plan prior to Closing). The transfer of the Transfer Amount shall not take place until after the latest of (A) the expiration of the 30-day period following the filing of any required notices with the Internal Revenue Service pursuant to Section 6058(b) of the Code, and (B) the date the Buyer has delivered to Fort James either (1) a copy of a determination letter from the Internal Revenue Service to the effect that the Buyer's Pension Plan is qualified under Section 401(a) of the Code, together with documentation reasonably satisfactory to Fort James of the due adoption of any amendments to the Buyer's Pension Plan required by the Internal Revenue Service as a condition to such qualification and certification from the Buyer that no events have occurred that would adversely affect the continued validity of such determination letter (apart from the enactment of any Federal law for which the remedial amendment period under Section 401(b) of the Code has not yet expired), or (2) an opinion of outside counsel reasonably satisfactory in form and substance to Fort James that the Buyer's Pension Plan is qualified under Section 401(a) of the Code as of the date of transfer, and the date Fort James has delivered to the Buyer either (1) a copy of a determination letter from the Internal Revenue Service to the effect that the FJ Pension Plan is qualified under Section 401(a) of the Code, together with documentation reasonably satisfactory to the Buyer of the due adoption of any amendments to the FJ Pension Plan required by the Internal Revenue Service as a condition to such qualification and a certification from Fort James that no events have occurred that would adversely affect the continued validity of such letters (apart from the enactment of any Federal law for which the remedial amendment period under
Section 401(b) of the Code has not yet expired), or (2) an opinion of outside counsel reasonably satisfactory in form and substance to the Buyer that the FJ Pension Plan is qualified under Section 401(a) of the Code as of the date of transfer.

(f) Fort James shall, within the period of ninety (90) consecutive calendar days next following the date on which its actuary has received all information from Buyer which is required to determine, in accordance with the preceding Section 8.8(e), the Transfer Amount, notify Buyer of the Transfer Amount, and shall provide Buyer with a copy of the actuarial computations relating to the determination of the Transfer Amount and all information and data on which such calculations were based. Buyer shall notify Fort James in writing of Buyer's agreement with such determination, or shall submit to Fort James a written list of points of disagreement, within a period of thirty (30) consecutive calendar days next following the date of Buyer's receipt of Fort James' notification. If Buyer submits to Fort James any such written list of points of disagreement, and if such disagreement cannot be resolved by Buyer's and Fort James' actuaries, or otherwise to the satisfaction of Buyer and Fort James, within the period of thirty (30) consecutive calendar days next following the date of receipt of such list by Fort James, then the disagreement shall be resolved by a third independent actuary to be mutually selected by Buyer and Fort James no later than thirty (30) consecutive calendar days after the end of the first thirty
(30) day period. The opinion of such third actuary shall be returned to Buyer and Fort James in writing as soon as possible thereafter, and shall be accepted by both Buyer and Fort James as conclusive in the matter. The fees and charges of such third actuary shall be shared equally by Buyer and Fort James.

(g) The transfer of the Transfer Amount, as finally determined pursuant to Sections 8.8(e) and (f), from FJ's Pension Trust to Buyer's Pension Trust, shall be completed as soon as practicable after such final determination. The Transfer
Amount:

(i) shall be increased or decreased by the rate of return on the assets in the FJ Pension Trust (the "Rate of Return") commencing on the date next following the Closing Date and ending on the date immediately prior to the date on which the Transfer Amount is so transferred (the "Asset Transfer Date"), as applied solely to the Transfer Amount; and

(ii) shall be decreased by the sum of the amount of any benefit payments which are made to or on behalf of the Transferred Pension Participants from FJ's Pension Trust prior to the Asset Transfer Date (with such amount increased or decreased by the Rate of Return as applied solely to the amount of such benefit payments from the Closing Date through the Asset Transfer Date).

(h) On and after the Closing Date, but prior to the Asset Transfer Date, Fort James shall direct the trustee of FJ's Pension Trust to pay benefits therefrom to or on behalf of any Transferred Pension Participant who is, or becomes entitled to benefits under the FJ Pension Plan on or after the Closing Date, but prior to the Asset Transfer Date, with such payments to be made in accordance with written instructions furnished by Buyer to Fort James from time to time; subject, however, to Fort James' audit and approval of the proper computation of such benefits.

8.9 Worker's Compensation. At Closing, Buyer shall assume liability for all claims under worker's compensation laws that are payable at or after the Closing with respect to Transferred Employees, without regard to when the liabilities arose.

8.10 Vacation Pay. Buyer shall assume liability for all unpaid vacation pay earned, banked or accrued by Transferred Employees prior to the Closing. After the Closing, Fort James shall have no liability for vacation pay for Transferred Employees.

8.11 Welfare Plans. (a) Fort James shall retain all assets relating to the Employee Plans that are welfare benefit plans and shall be liable for and shall hold Buyer harmless from and against all claims for the benefits described below by participants of such plans which are incurred prior to the Closing Date. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death or accident giving rise to such benefits; (ii) health, dental and/or prescription drug benefits, on the date such services, materials or supplies were provided; and (iii) long-term disability benefits, on the eligibility date determined by the long-term disability carrier for the individual.

(b) Fort James shall be liable for and shall hold Buyer harmless from and against any retiree welfare benefits to be provided to retirees of the Business who have actually retired prior to the Closing Date or to the Business Employees who have attained age 55 with 15 years of service as of the Closing Date and are eligible for retiree welfare benefits under an Employee Plan as of the Closing Date. Buyer shall be liable for and shall hold Fort James harmless from and against any retiree welfare benefits for Transferred Hourly Employees who are or may become eligible for retiree welfare benefits pursuant to an Assumed Collective Bargaining Agreement.

8.12 Plant Closing Laws. Buyer shall be responsible for providing any notice required, pursuant to the United States Federal Worker Adjustment and Retraining Act of 1988, any successor United States federal law, and any applicable plant closing notification law with respect to a layoff or plant closing relating to the Business that occurs as a result of or after the Closing. Fort James shall be responsible for providing any such notice with respect to a layoff or plant closing occurring prior to the Closing.

                                   ARTICLE IX
                       CONDITIONS TO OBLIGATIONS OF BUYER

The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject, to the extent not waived, to the satisfaction of each of the following conditions before or at the Closing:

9.1 Representations and Warranties. Except for changes contemplated by this Agreement, the representations and warranties of Fort James contained in this Agreement that are qualified by materiality shall be true, and all other such representations and warranties shall be true and correct in all material respects, in each case at and as of the date of this Agreement and as of the Closing, provided that representations and warranties made as of a specified date need be so true and correct (as described above) only as of the specified date.

9.2 Performance of this Agreement. Fort James shall have performed all obligations and complied with all conditions required by this Agreement to be performed or complied with by it before or at the Closing, to the extent not waived.

9.3 Proceedings. All corporate and other proceedings to be taken by Fort James in connection with the transactions contemplated hereby shall have been completed, all such proceedings and all documents incident thereto shall be reasonably satisfactory in substance and form to Buyer and Buyer shall have received all such counterpart originals or certified or other copies of such documents as Buyer may reasonably request.

9.4 Consents and Approvals. All consents, authorizations, orders or approvals of any Authority or Person which Fort James is required to obtain in order to consummate the transactions contemplated by this Agreement shall have been obtained by Fort James and all waiting periods specified by law with respect thereto shall have passed, other than any such consents, authorizations, orders or approvals for which the failure to so obtain would not have a Fort James Material Adverse Effect.

9.5 Injunction, Litigation, etc. No order of any court or administrative agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated hereby, nor shall there be pending any action or proceeding by or before any Authority which is likely to prohibit, or successfully challenge the validity of any of the transactions contemplated by this Agreement.

9.6 Legislation. No statute, rule or regulation shall have been enacted which prohibits or restricts the consummation of the transactions contemplated hereby.

9.7 Related Agreements. Each Person of the FJ Group shall have executed and delivered each of the Related Agreements to which it is a party.

9.8 Material Adverse Change. There shall not have occurred since March 28, 1999, any event which has resulted in a Fort James Material Adverse Effect.

9.9 Opinion of Counsel for Fort James. Buyer shall have received an opinion from Wachtell, Lipton, Rosen & Katz as to the matters specified in Schedule 9.9, in form and substance reasonably satisfactory to Buyer and its counsel.

9.10 Officer's Certificate. Buyer shall have received a certificate, dated the Closing Date, signed by the Chief Financial Officer of Fort James, certifying that the conditions specified in this Article IX have been fulfilled.

9.11 Audited Financial Statements. Buyer shall have received an audited pro forma balance sheet and pro forma statement of income for the Business as of December 27, 1998.

                                   ARTICLE X
                    CONDITIONS TO OBLIGATIONS OF FORT JAMES

The obligations of Fort James to consummate the transactions contemplated by this Agreement shall be subject, to the extent not waived, to the satisfaction of each of the following conditions before or at Closing:

10.1 Representations and Warranties. Except for changes contemplated by this Agreement, the representations and warranties of Buyer contained in this Agreement that are qualified by materiality shall be true, and all other such representations and warranties shall be true and correct in all material respects, in each case at and as of the date of this Agreement, and as of the Closing, provided that representations and warranties made as of a specified date need be so true and correct (as described above) only as of the specified date.

10.2 Performance of this Agreement. Buyer shall have performed all obligations and complied with all conditions required by this Agreement to be performed or complied with by it before or at the Closing, to the extent not waived.

10.3 Proceedings. All corporate and other proceedings to be taken by Buyer in connection with the transactions contemplated hereby shall have been completed, all such proceedings and all documents incident thereto shall be reasonably satisfactory in substance and form to Fort James, and Fort James shall have received all such counterpart originals or other copies of such documents as Fort James may reasonably request.

10.4 Consents and Approvals. All consents, authorizations, orders or approvals of any Authority which Buyer is required to obtain in order to consummate the transactions contemplated by this Agreement shall have been obtained by Buyer and all waiting periods specified by law with respect thereto shall have passed.

10.5 Injunction, Litigation, etc. No order of any court or administrative agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated hereby, nor shall there be pending, any action or proceeding by or before any Authority which is likely to prohibit, or successfully challenge the validity of any of the transactions contemplated by this Agreement.

10.6 Legislation. No statute, rule or regulation shall have been enacted which prohibits or restricts the consummation of the transactions contemplated hereby.

10.7 Related Agreements. Buyer shall have executed and delivered each of the Related Agreements to which it is to be a named party.

10.8 Officer's Certificate. Fort James shall have received a certificate, dated the Closing Date, signed by the Chief Financial Officer of Buyer, certifying that the conditions specified in this Article X have been fulfilled.

                                   ARTICLE XI
                  DELIVERIES, ETC., IN CONNECTION WITH CLOSING

11.1 Time and Place of Closing. The closing (the "Closing") shall occur as soon as practicable, but in no event later than five business days following the satisfaction of the conditions set forth in Articles IX and X, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, or at the request of either party, such other date and place as the parties shall agree. If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and become effective as of 12:01 a.m. on the date of Closing. The date on which the Closing shall occur is referred to herein as the "Closing Date."

11.2 Deliveries by Fort James.At or before the Closing, Fort James shall deliver to Buyer, as applicable, the following:

(a) duly executed deeds from the applicable member of the FJ Group in recordable form which convey to Buyer title to the Real Property, subject to Permitted Exceptions and subject to the exceptions and exclusions contained in the Title Commitment as of the Closing, other than any Title Defect which Fort James has elected to cure or otherwise delete pursuant to Section 7.13(c)(i). Fort James will provide to Buyer's title insurance company (i) customary good standing certificates and corporate authorizations, (ii) owner's affidavits acceptable to such title insurer to remove any exception for (A) mechanics' or materialmens' liens and (B) rights of parties in possession, and (iii) a gap indemnity acceptable to such title insurer for insuring over the "gap" (i.e. the time period since the effective date of the title company's last checkdown of title);

(b) a bill of sale and such other document or documents (suitable for filing, registration or recording, if applicable) as are necessary to transfer to Buyer the Assets other than the Real Property, which transfer documents shall be without recourse and shall contain no representations or warranties;

(c) evidence that all of the proceedings contemplated by Section 9.3 have been completed;

(d) copies of any consents obtained as contemplated by Section 9.4;

(e) certificates from the State Corporation Commission of Virginia evidencing the good standing of Fort James in the Commonwealth of Virginia as of a recent date;

(f) each of the Related Agreements executed by the Person of the FJ Group that is a party thereto; and

(g) such additional documents as Buyer may reasonably request.

11.3 Deliveries by Buyer. At or before the Closing, Buyer shall deliver to Fort James, as applicable, the following:

(a) the Purchase Price pursuant to Section 3.1;

(b) a duly executed assumption of the Assumed Liabilities;

(c) evidence that all of the proceedings contemplated by Section 10.3 have been completed;

(d) copies of any consents obtained as contemplated by Section 10.4;

(e) certificates from the Secretary of State of the States of Delaware and Colorado as to the good standing of each Buyer in such State as of the most recent date obtainable;

(f) each of the Related Agreements duly executed by the Buyer; and

(g) such additional documents as Fort James may reasonably request.

11.4 Deliveries of Related Agreements. At or before the Closing, each of the parties to each Related Agreement shall deliver an executed copy of such Agreement to the other parties thereto.

                                  ARTICLE XII
                                INDEMNIFICATION

12.1 Indemnification by Fort James. (a) Subject to the limitations contained in this Article XII, effective upon the Closing, Fort James shall indemnify and hold Buyer harmless against all Losses arising out of

(i) any breach of a representation or warranty made by Fort James in this Agreement (other than the representations and warranties contained in (A) Section 5.6, which representations and warranties shall not survive Closing, with Buyer's sole recourse being under Section 12.1(c), and (B) Section 5.10(a), which representations and warranties shall not survive Closing, with Buyer's sole recourse being under such title insurance policies as Buyer chooses to procure under Section
          7.13 hereof);

(ii) the breach of any agreement of Fort James contained in this Agreement (but not the Related Agreements, or obligations under Article VIII hereof, which shall stand on their own); or

(iii)     any Excluded Liability.

(b) Notwithstanding the foregoing, in the case of Losses incurred as a result of the events described in Sections 12.1(a)(i) and (ii), Fort James shall not be liable for indemnification hereunder unless and until the aggregate amount of such Losses exceeds $20,000,000 (the "Basket"), in which event Buyer shall be entitled to indemnification as set forth above solely to the extent that such Losses exceed such Basket, provided, however, that Fort James' aggregate liability with respect to Sections 12.1(a)(i) and (ii) shall in no event exceed $100 million (the "Cap"). Neither the Basket nor the Cap shall apply to Losses under Section 12.1(a)(iii) above or Section 12.1(c) below.

(c) Any Loss to the extent attributable to conditions existing at, or acts or omissions on or before, the Closing with respect to any Environmental Condition existing on any Transferred Site (including Losses arising under Environmental Laws with respect to hazardous substances, contaminants, pollutants or petroleum products leaching or physically migrating from Transferred Sites that results from contamination or pollution of a Transferred Site), that, as of Closing, constitutes a violation of, or otherwise gives rise to any Liability under, any Environmental Laws, but excluding any such Loss to the extent arising from any change in law after the Closing, is a "Pre-Closing Environmental Loss." The date that a requirement of remediation or other action, or a claim for damages, penalties, fines or other similar costs or expenses or for equitable relief is first made by an Authority, or demanded by a potential plaintiff with respect to any such Environmental Condition is the "Environmental Accrual Date" with respect to such Environmental Condition. Notwithstanding any provision of this Agreement to the contrary, Buyer shall not be entitled to any indemnification or reimbursement from Fort James with respect to any Pre-Closing Environmental Loss except to the extent that such Pre-Closing Environmental Loss arises out of an Environmental Condition having an Environmental Accrual Date before the fifth anniversary of Closing and such Pre-Closing Environmental Losses from and after Closing, in the aggregate, exceed $10 million and then, only for the percentage of such excess specified herein. Subject to the foregoing: for each period of twelve months following the Closing and before the fifth anniversary of Closing, Fort James shall indemnify Buyer for Pre-Closing Environmental Losses arising from items having an Environmental Accrual Date during such twelve month period in an amount equal to the Applicable Percentage of such Pre-Closing Environmental Loss. The "Applicable Percentage" shall be 80% for events or conditions with an Environmental Accrual Date during the period between Closing and the first anniversary of Closing, 60% for events or conditions with an Environmental Accrual Date during the period between the first anniversary of Closing and the second anniversary of Closing, 40% for events or conditions with an Environmental Accrual Date during the period between the second anniversary of Closing and the third anniversary of Closing, 20% for events or conditions with an Environmental Accrual Date during the period between the third anniversary of Closing and the fourth anniversary of Closing, and 10% for events or conditions with an Environmental Accrual Date during the period between the fourth anniversary of Closing and the fifth anniversary of Closing.

12.2 Indemnification by Buyer. (a) Subject to the limitations  contained in this
Article XII, effective upon the Closing, Buyer shall indemnify and hold Fort James harmless against all Losses arising out of:

(i) any breach of a representation or warranty made by Buyer in this Agreement;

(ii) the breach of any agreement of Buyer contained in this Agreement (but not the Related Agreements, or obligations under Article VIII hereof, which shall stand on their own); or

(iii) any Assumed Liability or the failure by Buyer to discharge any Assumed Liability.

(b) Notwithstanding the foregoing, in the case of Losses incurred as a result of the events described in Sections 12.2(a)(i) and (ii), Buyer shall not be liable for indemnification hereunder unless and until the aggregate amount of such Losses exceeds the Basket, in which event Fort James shall be entitled to indemnification as set forth above solely to the extent that such Losses exceed such Basket; provided, however, that Buyer's aggregate liability with respect to Sections 12.2(a)(i) and (ii) shall in no event exceed the Cap. Neither the Basket nor the Cap shall apply to Losses under Section 12.2(a)(iii) above.

12.3 Article VIII Rights and Obligations Excluded. The rights and obligations of Fort James and Buyer under Section 12.1(c) and Article VIII hereof shall not be subject to the Basket or the Cap, or in the case of obligations under Article VIII, any other provisions of this Article XII, but shall apply separately in accordance with their terms.

12.4  Survival  Date.  (a) The  indemnification  obligations  of each party (the
"Indemnitor") obligated to provide indemnification to the other (the "Indemnitee") under Section 12.1(a)(i) or Section 12.2(a)(i) shall lapse and become of no further force and effect with respect to all claims not made by Indemnitee's delivery to the Indemnitor of written notice containing details reasonably sufficient to disclose to Indemnitor the nature and scope of the claim by the eighteen month anniversary of the Closing. Notwithstanding anything contained herein to the contrary, no indemnified party shall be entitled to indemnification with respect to any claim under Section 12.1(a)(i) or 12.2(a)(i), if such indemnified party has actual knowledge prior to Closing of any circumstance constituting a breach or failure of any such representation or warranty resulting in such claim where such breach would have entitled such indemnified party not to consummate the transactions contemplated by this Agreement at Closing.

The indemnification obligations under Sections 12.1(a)(ii) and (iii) and Sections 12.2(a)(ii) and (iii) shall not be limited by time, but shall survive in accordance with the terms of the underlying obligations to which they relate.

12.5 Definition of Loss. For purposes of this Article XII and Article VIII, "Losses" shall mean, collectively, any and all claims, damages, Liabilities, liens, losses or other obligations whatsoever, together with costs and expenses, including, without limitation, reasonable fees and disbursements of counsel and any consultants or experts and expenses of investigation incurred by an Indemnitee entitled to indemnification hereunder as a result of a matter giving rise to a claim for indemnification hereunder, incurred in connection with any action, suit or proceeding ("Legal Action") instituted against the Indemnitee determined, net of the: (a) tax savings realized by the Indemnitee in respect of such matter net of any tax consequences of the indemnity payment;

(b) insurance proceeds to which the Indemnitee is entitled in respect of such matter; and

(c) indemnity payments to which the Indemnitee is entitled from parties other than the indemnifying party hereunder in respect of such matter.

Notwithstanding any provision of this Article XII, any damages to the extent attributable to a failure to reasonably mitigate damages shall not constitute Losses.

12.6 Third Party Claims. (a) Each of the parties must follow the procedures set forth in the following paragraphs of this Section 12.6 in order to be entitled to indemnification with respect to claims resulting from the assertion of liability by persons or entities not parties to this Agreement, including claims by any Authority for penalties, fines and assessments.

(b) The party seeking indemnification shall give prompt written notice to the party from whom indemnification is sought of any assertion of liability by a third party which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in this Agreement, stating the nature and basis of the assertion and the amount thereof, to the extent known.

(c) In the event that any Legal Action is brought against an indemnified party with respect to which the indemnifying party may have liability under an indemnity agreement contained in this Agreement, the Legal Action shall, upon the written agreement of the indemnifying party that it is obligated to indemnify under such an indemnity agreement, be defended by the indemnifying party and such defense shall include all appeals or reviews which counsel for the indemnifying party shall deem appropriate. In any such Legal Action the indemnified party shall have the right to be represented by advisory counsel and accountants, at its own expense, and the indemnifying party shall keep the indemnified party fully informed as to such proceeding, at all stages thereof, whether or not the indemnified party is represented by its own counsel.

(d) Until the indemnifying party shall have assumed the defense of any Legal Action, or if the indemnified and indemnifying parties are both named parties in such Legal Action and the indemnified party shall have reasonably concluded that there may be defenses available to it that are materially different from or in addition to the defenses available to the indemnifying party (in which case the indemnifying party shall not be entitled to assume the defense of such Legal Action, but shall remain responsible for its obligation as an indemnitor), all legal and other reasonable expenses incurred by the indemnified party as a result of such Legal Action shall be borne by the indemnifying party. In such event, the indemnified party shall make available to the indemnifying party and its attorneys and accountants, for review and copying, its books and records relating to such Legal Action and the parties shall render to each other such assistance as may reasonably be requested to facilitate the proper and adequate defense of any such Legal Action.

(e) The indemnifying party shall not make any settlement of any claim without the written consent of the indemnified party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the indemnified party or its assets, employees, business or methods of doing business.

(f) The indemnifying party shall be relieved of its obligation to indemnify the indemnified party to the extent that any failure to give or delay in giving timely notice as required by this Section 12.6 prejudices the indemnifying party.

12.7 Subrogation Rights; No Duplication. (a) Any Indemnitor required to make a payment under this Article XII shall be subrogated, to the extent of such payment, to the rights of the entity to which such payment has been made for reimbursement or indemnification against third parties relating to the claim on which such payment has been based.

(b) Notwithstanding anything in this Article XII to the contrary, the obligations of each Indemnitor and its Affiliates pursuant to this Article XII shall be without duplication as between entities to which such Indemnitor and its Affiliates are required to make payments.

                                  ARTICLE XIII
                       TERMINATION, AMENDMENT AND WAIVER




13.1      Termination. This Agreement may be terminated at any time before the
         Closing:

(i)      by mutual written consent of the parties hereto;

(ii) by either Fort James on the one hand, or Buyer on the other, if there has been a material breach on the part of the other of a representation, warranty or agreement contained herein, or in any writing delivered pursuant to the provisions of this Agreement, which remains uncured; provided, however, that no breach of representation or warranty shall form the basis of a right to terminate this Agreement if the party to whom such representation or warranty was made or its officers, directors or representatives had notice of the existence of such breach on or before the date of this Agreement; or

(iii) by Fort James or Buyer if the Closing has not occurred by the date which is 120 days after the date of this Agreement.

13.2 Effect of Termination. If this Agreement is terminated pursuant to Section 13.1, this Agreement shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party hereto, except to pay such expenses and amounts as are required of it pursuant to Section 7.5 hereof, and to comply with the confidentiality provisions of
Section 7.6. No such termination shall relieve either party of any liability to the other for any breach of this Agreement prior to the date of termination; provided that in no event shall either party be liable to the other for any amount in excess of $20,000,000 in connection with such a pre-Closing breach.

13.3 Amendment. This Agreement may be amended at any time only by writing executed by each of the parties hereto.

13.4 Extension; Waiver. At any time before the Closing, any party to this Agreement which is entitled to the benefits thereof may (a) extend the time for the performance of any of the obligations of another party hereto, (b) waive any misrepresentation (including an omission) or breach of a representation or warranty of another party hereto, whether contained herein or in any exhibit, schedule or document delivered pursuant hereto, or (c) waive compliance of another party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party or parties giving the extension or waiver.


                                  ARTICLE XIV
                               GENERAL PROVISIONS


14.1 Notices. All notices and other communications required or permitted hereunder shall be in writing (including telefax or similar writing) and shall be given,

(a)       if to Fort James, to:

                           Fort James Corporation
                           1650 Lake Cook Road
                           PO Box 89
                           Deerfield, Illinois 60015-0089
                           Attention:   Clifford A. Cutchins, IV
                           Telefax:     (847) 317-5481

                           with copies to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:   Patricia A. Vlahakis
                           Telefax:     (212) 403-2000

(b)      if to Buyer, to:

                           ACX Technologies, Inc.
                           16000 Table Mountain Parkway
                           Golden, Colorado 80403
                           Attention:  Jill B.W. Sisson
                           Telefax:     (303) 271-7055

                           with a copy to:

                           Holme Roberts & Owen LLP
                           1700 Lincoln Street
                           Suite 4100
                           Denver, Colorado 80203
                           Attention:  W. Dean Salter
                           Telefax:     (303) 866-0200

or (c) in either case, to such other person or to such other address or telefax number as the party to whom notice is to be given may have furnished the other parties in writing by like notice. If mailed, any such communication shall be deemed to have been given on the third business day following the day on which the communication is posted by registered or certified mail (return receipt requested). If given by any other means it shall be deemed to have been given when delivered to the address specified in this Section 14.1.

14.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Unless the context otherwise requires, terms (including defined terms) used in the plural include the singular, and vice versa.

14.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.4 Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any person, association or entity, other than the parties hereto, any rights or remedies with respect to the subject matter or any provision hereof; (c) shall not be assigned by operation of law or otherwise, except that Buyer may assign this Agreement to a wholly-owned subsidiary of ACX provided that each of ACX and GPC remains obligated under the terms hereunder; and (d) shall be governed in all respects by the laws of the state of Delaware without regard to its laws or regulations relating to choice of law.

14.5 Third Party Beneficiaries. Nothing herein contained, whether express or implied, is intended to confer any right or remedy under or by reason of this Agreement other than to the parties hereto and their respective successors and assigns, and no action may be brought by a third party claiming as a third party beneficiary to this Agreement or the transactions contemplated herein.







         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                                                 FORT JAMES CORPORATION


                                                 By: /s/ Ernst A. Haberli
                                                 Name:  Ernst A. Haberli
                                                 Title:  EVP - CFO



                                                 ACX TECHNOLOGIES, INC.


                                                 By:  /s/ Jeffrey H. Coors
                                                 Name:  Jeffrey H. Coors
                                                 Title:  President and CO - CEO



                                                 GRAPHIC PACKAGING CORPORATION


                                                 By:  /s/ Jeffrey H. coors
                                                 Name:  Jeffrey H. Coors
                                                 Title:  President and CEO